                                                                    EXHIBIT 10.1

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                                 LOAN AGREEMENT

                                      among

                  GREY WOLF DRILLING COMPANY L.P., AS BORROWER,

                  GREY WOLF, INC., GREY WOLF HOLDINGS COMPANY,
         GREY WOLF LLC, DI ENERGY, INC., GREY WOLF INTERNATIONAL, INC.,
                  DI/PERFENSA, INC., AND MURCO DRILLING CORP.,
                                 AS GUARANTORS,

                   THE LENDING INSTITUTIONS LISTED HEREIN, and

                      THE CIT GROUP/BUSINESS CREDIT, INC.,

                                    AS AGENT


                                 --------------

                          Dated as of January 14, 1999


                                  -------------


                                   $50,000,000

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

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SECTION 1.        Amount and Terms of Credit                                                                      1
                  1.1      Commitments                                                                            1
                  1.2      Minimum Borrowing Amounts, etc                                                         2
                  1.3      Notice of Borrowing                                                                    2
                  1.4      Disbursement of Funds                                                                  2
                  1.5      Notes                                                                                  3
                  1.6      Conversions                                                                            3
                  1.7      Pro Rata Borrowings                                                                    4
                  1.8      Interest                                                                               4
                  1.9      Interest Periods                                                                       5
                  1.10     Increased Costs, Illegality, etc                                                       6
                  1.11     Compensation                                                                           8
                  1.12     Change of Lending Office                                                               9
                  1.13     Replacement of Lenders                                                                 9

SECTION 2.        Letters of Credit                                                                              10
                  2.1      Letters of Credit                                                                     10
                  2.2      Letter of Credit Requests; Notices of Issuance                                        11
                  2.3      Agreement to Repay Letter of Credit Drawings                                          11
                  2.4      Letter of Credit Participations                                                       12
                  2.5      Increased Costs                                                                       14

SECTION 3.        Fees; Commitments                                                                              15
                  3.1      Fees                                                                                  15
                  3.2      Mandatory Reduction of Revolving Loan Commitments                                     16

SECTION 4.        Payments                                                                                       16
                  4.1      Voluntary Prepayments; Early Terminations                                             16
                  4.2      Mandatory Prepayments                                                                 17
                  4.3      Method and Place of Payment                                                           19
                  4.4      Net Payments                                                                          19

SECTION 5.        Conditions Precedent                                                                           21
                  5.1      Execution of Agreement; Notes                                                         21
                  5.2      No Default; Representations and Warranties                                            21
                  5.3      Officer's Certificate                                                                 21
                  5.4      Opinions of Counsel                                                                   22
                  5.5      Corporate Proceedings                                                                 22
                  5.6      Adverse Change, etc                                                                   22
                  5.7      Litigation                                                                            22
                  5.8      Approvals                                                                             23

                  5.9      Update Examination; Tax Review                                                        23
                  5.10     Minimum Availability                                                                  23
                  5.11     Security Documents                                                                    23
                  5.12     Third Party Agreement                                                                 24
                  5.13     Payment of Fees                                                                       24
                  5.14     Existing Indebtedness Agreements                                                      25
                  5.15     Solvency Certificate; Evidence of Insurance                                           25
                  5.16     Domestic Rig Appraisals                                                               25
                  5.17     Establishment of Depository Accounts                                                  25
                  5.18     Acceptance by Process Agent                                                           26
                  5.19     Environmental Report                                                                  26
                  5.20     Good Title to Rigs; Characterization of Rigs                                          26
                  5.21     No Material Adverse Change                                                            26
                  5.22     Representations and Warranties True and Correct; No Default
                           or Event of Default                                                                   26
                  5.23     Notice of Borrowing; Letter of Credit Request                                         26

SECTION 6.        Representations, Warranties and Agreements                                                     27
                  6.1      Corporate Status                                                                      27
                  6.2      Corporate Power and Authority                                                         27
                  6.3      No Violation                                                                          27
                  6.4      Litigation                                                                            28
                  6.5      Use of Proceeds; Margin Regulations                                                   28
                  6.6      Governmental Approvals                                                                28
                  6.7      Investment Company Act                                                                28
                  6.8      Public Utility Holding Company Act                                                    28
                  6.9      True and Complete Disclosure                                                          29
                  6.10     Financial Condition; Financial Statements                                             29
                  6.11     Security Interests                                                                    30
                  6.12     Consents                                                                              30
                  6.13     Compliance with ERISA                                                                 31
                  6.14     Capitalization                                                                        31
                  6.15     Parent and Subsidiaries                                                               32
                  6.16     Intellectual Property                                                                 32
                  6.17     Compliance with Statutes, etc                                                         32
                  6.18     Environmental Matters                                                                 33
                  6.19     Properties                                                                            33
                  6.20     Labor Relations                                                                       34
                  6.21     Tax Returns and Payments                                                              34
                  6.22     Existing Indebtedness                                                                 34
                  6.23     Year 2000 Compliance Representation                                                   35
SECTION 7.        Affirmative Covenants                                                                          35
                  7.1      Information Covenants                                                                 35
                           (a)      Monthly Reports                                                              35

                           (b)      Quarterly Financial Statements                                               36
                           (c)      Annual Financial Statements                                                  36
                           (d)      Budgets, etc                                                                 36
                           (e)      Officer's Certificates                                                       36
                           (f)      Notice of Default or Litigation                                              37
                           (g)      Auditors' Reports                                                            37
                           (h)      Environmental Matters                                                        37
                           (i)      Other Information                                                            38
                  7.2      Books, Records and Inspections                                                        38
                  7.3      Insurance                                                                             38
                  7.4      Payment of Taxes                                                                      41
                  7.5      Corporate Franchises                                                                  41
                  7.6      Compliance with Statutes, etc                                                         41
                  7.7      Compliance with Environmental Laws                                                    42
                  7.8      ERISA                                                                                 42
                  7.9      Good Repair                                                                           43
                  7.10     End of Fiscal Years; Fiscal Quarters                                                  43
                  7.11     Additional Security; Further Assurances; Appraisals                                   43
                  7.12     Register                                                                              45
                  7.13     Other Notices                                                                         45
                  7.14     Collection of Accounts; Handling of Proceeds of Collateral;
                           Depository Accounts                                                                   46
                  7.15     Release of Collateral                                                                 47

SECTION 8.        Negative Covenants                                                                             48
                  8.1      Changes in Business                                                                   48
                  8.2      Consolidation, Merger, Sale or Purchase of Assets, etc                                48
                  8.3      Liens                                                                                 50
                  8.4      Indebtedness                                                                          52
                  8.5      Advances, Investments and Loans                                                       53
                  8.6      Dividends, etc                                                                        54
                  8.7      Transactions with Affiliates                                                          54
                  8.8      Minimum Value of Domestic Rigs                                                        55
                  8.9      Certain Financial Covenants                                                           55
                           (a)      Minimum Net Worth                                                            55
                           (b)      Debt Service Coverage Ratio                                                  55
                  8.10     Limitation on Voluntary Payments and Modifications of Indebted-
                           ness; Modifications of Certificate of Incorporation, By-Laws and
                           Certain Other Agreements; Issuances of Capital Stock; etc                             54
                  8.11     Limitation on Certain Restrictions on Subsidiaries                                    56
                  8.12     Limitation on the Creation of Subsidiaries                                            56

SECTION 9.        Events of Default                                                                              56
                  9.1      Payments                                                                              56
                  9.2      Representations, etc                                                                  56

                  9.3      Covenants                                                                             55
                  9.4      Default Under Other Agreements                                                        57
                  9.5      Bankruptcy, etc                                                                       57
                  9.6      ERISA                                                                                 57
                  9.7      Security Documents                                                                    58
                  9.8      Guarantees                                                                            58
                  9.9      Judgments                                                                             58
                  9.10     Ownership                                                                             58

SECTION 10.       Definitions                                                                                    59

SECTION 11.       The Agent                                                                                      78
                  11.1     Appointment                                                                           78
                  11.2     Delegation of Duties                                                                  78
                  11.3     Exculpatory Provisions                                                                79
                  11.4     Reliance by Agent                                                                     79
                  11.5     Notice of Default                                                                     79
                  11.6     Nonreliance on Agent and Other Lenders                                                80
                  11.7     Indemnification                                                                       80
                  11.8     Agent in Its Individual Capacity                                                      81
                  11.9     Holders                                                                               81
                  11.10    Resignation of the Agent; Successor Agent                                             81

SECTION 12.       Miscellaneous                                                                                  81
                  12.1     Payment of Expenses, Etc                                                              81
                  12.2     Right of Setoff                                                                       82
                  12.3     Notices                                                                               83
                  12.4     Benefit of Agreement                                                                  83
                  12.5     No Waiver; Remedies Cumulative                                                        84
                  12.6     Payments Pro Rata                                                                     85
                  12.7     Calculations; Computations                                                            85
                  12.8     Governing Law; Submission to Jurisdiction; Venue                                      85
                  12.9     Counterparts                                                                          86
                  12.10    Effectiveness                                                                         86
                  12.11    Headings Descriptive                                                                  87
                  12.12    Amendment or Waiver; etc                                                              98
                  12.13    Survival                                                                              88
                  12.14    Domicile of Loans                                                                     88
                  12.15    Confidentiality                                                                       88
                  12.16    Waiver of Jury Trial                                                                  88
                  12.17    Final Agreement                                                                       88
                  12.18    Savings Clause                                                                        89
                  12.19    Severability                                                                          89
                  12.20    Service of Process                                                                    89
                  12.21    Waiver of Consumer Rights                                                             90

SECTION 13.       Parent Guarantor Guarantee/Subsidiary Guarantees                                               90
                  13.1     The Parent Guarantor Guarantee/Subsidiary Guarantees                                  90
                  13.2     Bankruptcy                                                                            92
                  13.3     Nature of Liability                                                                   92
                  13.4     Independent Obligation                                                                93
                  13.5     Authorization                                                                         93
                  13.6     Reliance                                                                              94
                  13.7     Subordination                                                                         94
                  13.8     Waiver                                                                                95

ANNEX I           List of Lenders and Commitments
ANNEX II          Lenders Addresses
ANNEX III         Existing Letters of Credit
ANNEX IV          Drilling Rigs
ANNEX V           Existing Investments
ANNEX VI          Subsidiaries of Parent
ANNEX VII         [Intentionally Omitted]
ANNEX VIII        Existing Indebtedness
ANNEX IX          Insurance
ANNEX X           Existing Liens
ANNEX XI          Assets Held For Sale

SCHEDULE 6.18     Environmental Matters

EXHIBIT A-1  --   Form of Notice of Borrowing
EXHIBIT A-2  --   Form of Letter of Credit Request
EXHIBIT B    --   Form of Revolving Note
EXHIBIT C    --   Form of Section 4.4(b)(ii) Certificate
EXHIBIT D-1  --   Form of Opinion of Borrower's Counsel
EXHIBIT D-2  --   Form of Opinion of Local Counsel
EXHIBIT E    --   Form of Officers' Certificate
EXHIBIT F    --   Form of Pledge Agreement
EXHIBIT G    --   Form of Security Agreement
EXHIBIT H    --   [intentionally omitted]
EXHIBIT I    --   Form of Solvency Certificate
EXHIBIT K    --   Form of Assignment and Assumption Agreement
EXHIBIT L    --   Form of Compliance Certificate

This LOAN AGREEMENT, dated as of January 14, 1999 (the "Agreement"), among GREY WOLF DRILLING COMPANY L.P., a Texas limited partnership (the "Borrower"), GREY WOLF, INC., a Texas corporation (the "Parent"), GREY WOLF HOLDINGS COMPANY, a Nevada corporation ("Holdings"), which is the successor by merger of Grey Wolf Management Company (formerly known as Grey Wolf Drilling Company) with and into it, GREY WOLF LLC, a Louisiana limited liability company ("GWLLC"), DI ENERGY, INC., a Texas corporation ("Energy"), GREY WOLF INTERNATIONAL, INC., a Texas corporation ("International"), DI/PERFENSA, INC., a Texas corporation ("Perfensa"), MURCO DRILLING CORP., a Delaware corporation ("Murco"), the lending institutions from time to time party hereto (each a "Lender" and, collectively, the "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC., as Agent. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.

                              W I T N E S S E T H:

WHEREAS, the parties hereto desire to enter into a lending arrangement in which the Lenders may make Loans and other credit accommodations of up to the Total Commitment of $50,000,000; and

WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make Revolving Loans to the Borrower and issue or arrange for the issuance of Letters of Credit for the purposes described herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein, each of the Borrower, the Parent, Energy, International, Perfensa, Murco, the Lenders and the Agent hereby agrees as follows:

SECTION 1.        Amount and Terms of Credit

1.1 Commitments. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Final Maturity Date, to make a revolving loan or loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans: (i) shall be denominated in U.S. Dollars, (ii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans; and further provided that all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof and (iv) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when combined with Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the lesser of (x) such Lender's Percentage of the Availability as then in effect and (y) the Revolving Loan Commitment of such Lender at such time.

1.2. Minimum Borrowing Amounts, etc..1. Minimum Borrowing Amounts, etc" \f C \l "2" The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable to such Loans. More than one Borrowing may be incurred on any day; provided that at no time shall there be outstanding more than five Borrowings of Eurodollar Loans.

1.3. Notice of Borrowing. (a) Whenever the Borrower desires to incur Revolving Loans hereunder, it shall give the Agent at the Notice Office, (I) prior to 10:00 A.M. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and (II) prior written notice (or telephonic notice promptly confirmed in writing) prior to 1:00 P.M. on the same Business Day of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each a "Notice of Borrowing") shall, except as provided in Section 1.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A-1, appropriately completed to specify (i) the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

(b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Agent or the Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Agent or the Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the Borrower. The Agent's or the Letter of Credit Issuer's record of the terms of such telephonic notice shall be final, conclusive and binding absent manifest error.

1.4. Disbursement of Funds. (a) Not later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Lender will make available its pro rata share, if any, of each Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Agent in U.S. Dollars and in immediately available funds at the Payment Office and the Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to such Lender has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made available same to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent, which payment may be made, subject to the terms and conditions of this Agreement, from the proceeds of a Loan. The Agent shall also be entitled to recover from the Lenders or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Rate or
(y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.8.

(b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

1.5. Notes. (a) The Borrower's obligation to pay the principal of, and interest on, all the Loans made to it by each Lender shall be evidenced in the case of Revolving Loans, by a promissory note substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes").

(b) The Revolving Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender and be payable in the principal amount of the outstanding Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.8 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.1, and mandatory repayment as provided in Section 4.2, and (vii) be entitled to the benefits of the Credit Documents.

(c) Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

1.6 Conversions. The Borrower shall have the option to convert on any Business Day occurring on or after the Initial Borrowing Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing or Borrowings of another Type of Revolving Loan; provided that (i) except as otherwise provided in Section 1.10(b), no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no payment Default, or Event of Default, is in existence on the date of the conversion, and
(iii) Borrowings of Eurodollar Loans resulting from this Section 1.6 shall be limited in number as provided in Section 1.2. Each such conversion shall be effected by the Borrower by giving the Agent at the Notice Office, prior to 10:00 A.M. (New York time), at least two Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing(s) pursuant to which the Revolving Loans were made and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Revolving Loans.

1.7. Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be made by the Lenders pro rata on the basis of their Revolving Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Revolving Loans hereunder and that each Lender shall be obligated to make the Revolving Loans to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

1.8. Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.6, at a rate per annum which shall at all times be the Applicable Base Rate Margin in excess of the Base Rate in effect from time to time.

(b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.6, 1.9 or 1.10(b), as applicable, at a rate per annum which shall at all times be the Applicable Eurodollar Margin in excess of the relevant Eurodollar Rate.

(c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.8(c) shall be payable on demand.

(d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof (determined in accordance with Section 4.3) and shall be payable (i) in respect of each Base Rate Loan, monthly in arrears on each Monthly Payment Date, (ii) in respect of each Eurodollar Loan, on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) the date of any conversion into a Base Rate Loan pursuant to Section 1.6, 1.9 or 1.10(b), as applicable (on the amount so converted) and (z) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e) All computations of interest hereunder shall be made in accordance with
Section 12.7(b).

(f) The Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Lenders thereof.

1.9. Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 10:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, such Borrower shall have the right to elect by giving the Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of such Borrower (but otherwise subject to clause (y) of the proviso to Section 1.1(a)(ii)), be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

     (i) all Eurodollar Loans comprising a single Borrowing shall have the same Interest Period;

     (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

     (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

     (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

     (v) no Interest Period shall be elected which extends beyond the Final Maturity Date;

     (vi) no Interest Period may be elected at any time when a payment Default or any Event of Default is then in existence; provided, however, that at any time when a non-payment Default is in existence, only a one-month Interest Period may be elected; and

     (vii) no Interest Period in respect of any Borrowing of Eurodollar Loans shall be elected which extends beyond any date upon which a mandatory prepayment of Revolving Loans is required to be made under Section 4.2(a), as a result of reductions to the Total Revolving Loan Commitment pursuant to Section 3.3(b), unless the aggregate principal amount of Revolving Loans which are maintained as Base Rate Loans or which have Interest Periods which will expire on or before such date will be sufficient to make such required payment.

If, upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower have failed to elect, or are not permitted to elect by virtue of the application of clause (vi) above, a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

1.10. Increased Costs, Illegality, etc. (a) In the event that (x) in the case of clause (i) below, the Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

     (i) on any date for determining the Eurodollar Rate for any Interest Period, that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

     (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of net income taxes or similar charges) because of (x) any change since the date of this

     Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar
     Rate) and/or (y) other circumstances affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market; or

     (iii) at any time since the date of this Agreement, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Agent in the case of clause (i) above) shall (x) within five Business Days after any such event and (y) within five Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and (except in the case of clause (i)) to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Lenders). Thereafter, (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Agent no longer exist (which notice the Agent shall endeavor to give promptly after any determination thereof by the Agent), and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Lender, upon written demand therefor (accompanied by the written notice referred to below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause
(iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

(b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 1.10(a)(ii) or (iii)), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least two Business Days' notice to the Agent, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

(c) If any Lender shall have determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case, after the date of this Agreement, has or would have the effect of reducing the rate of return on such Lender's or such other corporation's capital or assets as a consequence of such Lender's Revolving Loan Commitment or obligations hereunder to a level below that which such Lender or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Lender (with a copy to the Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such other corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

1.11. Compensation. The Borrower shall compensate each Lender, promptly upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profit with respect to any Eurodollar Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a) or
(b)); (ii) if any repayment (including any repayment made pursuant to Section
4.1 or 4.2 or as a result of an acceleration of the Loans pursuant to Section 9) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b). Calculation of all amounts payable to a Lender under this Section 1.11 shall be made as though that Lender had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.11. It is further understood and agreed that if any repayment of Eurodollar Loans pursuant to Section 4.1 or any conversion of Eurodollar Loans pursuant to Section 1.6 in either case occurs on a date which is not the last day of an Interest Period applicable thereto, such repayment or conversion shall be accompanied by any amounts owing to any Lender pursuant to this Section 1.11.

1.12. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), 1.10(c),
2.5 or 4.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event; provided that such designation is made on such terms that, in the sole judgment of such Lender, such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 1.10, 2.5 or 4.4.

1.13. Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.5 or Section 4.4 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as provided in Section 12.12(b) the Borrower shall have the right, if no Default or Event of Default then exists or, in the case of clause (z) above, would exist after giving effect to such replacement, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be acceptable to the Agent; provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.4(b) (and with all fees payable pursuant to said Section 12.4(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the Revolving Loan Commitment and outstanding Revolving Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Lender, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.1,
(y) each Letter of Credit Issuer an amount equal to such Replaced Lender's Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Letter of Credit Issuer (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and (ii) all obligations of the Borrower then owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 1.11) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Agent pursuant to Section 7.12 and, if so requested by the Replacement Lender of the appropriate Revolving Note or Revolving Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.5, 4.4, 12.1 and 12.6), which shall survive as to such Replaced Lender.

SECTION 2.        Letters of Credit.

2.1. Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request the Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the Business Day preceding the Final Maturity Date to issue, for the account of the Borrower and in support of, on a standby basis only, L/C Supportable Indebtedness of any Credit Party or any Subsidiary of any Credit Party to any other Person, irrevocable standby letters of credit in such form as may be approved by such Letter of Credit Issuer (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

     (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated pursuant to the terms hereof) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Letter of Credit Issuer as of the date hereof and which such Letter of Credit Issuer in good faith deems material to it; or

     (ii) such Letter of Credit Issuer shall have received notice from the Borrower or the Required Lenders prior to the issuance of such Letter of Credit of the type described in clause (vi) of Section 2.1(b).

(b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either
(x) the Letter of Credit Sublimit or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding, the lesser of (1) the Availability as then in effect or (2) the Total Revolving Loan Commitment at such time; (ii) each Letter of Credit shall have an expire date occurring not later than one year after such Letter of Credit's date of issuance; provided that any such Letter of Credit may be automatically extendible for periods of up to one year so long as such Letter of Credit provides that the respective Letter of Credit Issuer retains an option, satisfactory to such Letter of Credit Issuer, to terminate such Letter of Credit within a specified period of time prior (but not less than 30 days) to each scheduled extension date; provided, further, that each Letter of Credit shall state and shall provide that it shall, in no event, expire no later than five Business Days prior to the Final Maturity Date; (iii) each Letter of Credit shall be denominated in U.S. Dollars; (iv) each Letter of Credit shall provide that the Stated Amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to the respective Letter of Credit Issuer; and (v) no Letter of Credit Issuer will issue any Letter of Credit after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists until such time as such Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Lenders.

(c) Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless the respective Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of

Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the Letter of Credit Outstandings, as the case may be. No such arrangement shall prejudice the right of the Borrower or the Letter of Credit Issuer to pursue any available remedies it may have against any Defaulting Lender.

2.2 Letter of Credit Requests; Notices of Issuance. (a) Whenever the Borrower desires that a Letter of Credit be issued, the Borrower shall give the Agent and the respective Letter of Credit Issuer written notice (or notice by facsimile) thereof prior to 12:00 Noon (New York time) at least three Business Days (or such shorter period as may be acceptable to the respective Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of Exhibit A-2 (each, a "Letter of Credit Request"). Each Letter of Credit Request shall include any other documents as such Letter of Credit Issuer customarily requires in connection therewith.

(b) Each Letter of Credit Issuer shall, promptly after each issuance of, or amendment or modification to, a Letter of Credit issued by it, give the Agent, each Lender and the Borrower written notice of the issuance of, or amendment or modification to, such Letter of Credit, accompanied by a copy of the Letter of Credit or Letters of Credit issued by it and each such amendment or modification thereto.

2.3. Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse each Letter of Credit Issuer, by making payment to the Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") no later than one Business Day following the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Base Rate Margin in excess of the Base Rate as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand. Each Letter of Credit Issuer shall provide the Borrower prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Borrower under this Section 2.3(a) or under any other Section of this Agreement.

(b) The Borrower's obligation under this Section 2.3 to reimburse the respective Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any of its Subsidiaries may have or have had against such Letter of Credit Issuer, the Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit issued by it to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be obligated to reimburse such Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions that have been found to constitute willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

2.4. Letter of Credit Participations. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender, and each such Lender (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Agent for the account of the Lenders as provided in
Section 3.1(b)) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the Lenders pursuant to Section
1.13 or 12.4(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.4 to reflect the new Percentages of the assigning and assignee Lender.

(b) In determining whether to pay under any Letter of Credit, no Letter of Credit Issuer shall have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of such a finding of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

(c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to Section 2.3(a), such Letter of Credit Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Percentage of such payment in U.S. Dollars and in same day funds; provided, however, that no Participant shall be obligated to pay to the Agent its Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions that have been found to constitute willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Agent for the account of the respective Letter of Credit Issuer such Participant's Percentage of the amount of such payment on such Business Day in same day funds (and, to the extent such notice is given after 11:00 A.M. (New York time) on any Business Day, such Participant shall make such payment on the immediately following Business Day). If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Agent for the account of the respective Letter of Credit Issuer, such Participant agrees to pay to the Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds Rate. The failure of any Participant to make available to the Agent for the account of the respective Letter of Credit Issuer its Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Agent for the account of such Letter of Credit Issuer its applicable Percentage of any payment under any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of such Letter of Credit Issuer such other Participant's Percentage of any such payment.

(d) Whenever any Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Agent and the Agent shall promptly pay to each Participant which has paid its Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such Participant's Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

(e) The obligations of the Participants to make payments to the Agent for the account of the respective Letter of Credit Issuer with respect to each Letter of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

     (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

     (ii) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Letter of Credit Issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower, or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

     (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

     (v) the occurrence of any Default or Event of Default.

2.5. Increased Costs. If the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency, in each case, after the date hereof, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on any Letter of Credit Issuer or any Participant any other conditions affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Participant hereunder, then, upon written demand to the Borrower by such Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participant to the Agent), accompanied by the certificate described in the last sentence of this Section 2.5, the Borrower shall pay to such Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participant to the Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participant as aforesaid shall be final and conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.5 upon subsequent receipt of such certificate.

SECTION 3.        Fees; Commitments.

3.1. Fees. (a) The Borrower shall pay to the Agent for the account of each Non-Defaulting Lender a commitment fee (the "Commitment Fee") for the period from and including the Effective Date to but not including the Final Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to three-eighths percent (0.375%) per annum on the daily average Unutilized Revolving Loan Commitment of such Lender. Accrued Commitment Fees shall be due and payable on a pro rata basis quarterly in arrears on each Quarterly Payment Date and the date upon which the Total Revolving Loan Commitment is terminated.

(b) The Borrower shall pay to the Agent for the account of the Lenders pro rata on the basis of their Percentages, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to one and one-quarter (1.25%) percent per annum of the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon and until the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

(c) The Borrower shall pay directly to the Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by the Letter of Credit Issuer such amount as shall at the time of such issuance, payment or amendment be the administrative charge which the Letter of Credit Issuer is customarily charging for issuances of, payments under, or amendments of, letters of credit issued by it.

(d) The Borrower shall pay to the Agent for the account of the Agent an annual fee in the amount of $20,000 per year to offset the expenses and costs of the Agent in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral (the "Collateral Management Fee"). Such Collateral Management Fee shall be due and payable in advance on the Effective Date and thereafter on each Anniversary Date (without proration). Such Collateral Management Fee is and shall be deemed fully earned and nonrefundable or rebateable when due.

(e) The Borrower shall pay the Agent for the account of the Lenders a fee in the amount of $500,000 in respect of providing the Total Revolving Loan Commitment (the "Loan Facility Fee"). Such Loan Facility Fee shall be due and payable on the Effective Date. The Agent acknowledges receipt of the first $50,000 of such fee, and that the balance thereof to be paid on the Effective Date is $450,000. The Borrower acknowledges and agrees that such fee is in addition to out-of-pocket expenses payable by it on such date pursuant to Section 12.1 hereof.

(f) The Borrower shall pay to the Agent for the account of the Agent a fee in the amount of $500 for each conversion under Section 1.8(b)(ii) and for each election under Section 1.9 (the "Eurodollar Processing Fee") to offset the expenses and costs of the Agent in connection with the processing of such conversion and/or election. Such Eurodollar Processing Fee shall be due and payable upon the effectiveness of each such conversion and/or election.

(g) The Borrower shall pay to the Agent such fees as may be agreed to from time to time between the Borrower and the Agent when and as due.

(h) All computations of Fees shall be made in accordance with Section 12.7(b).

3.2. Mandatory Reduction of Revolving Loan Commitments (a) The Total Revolving Loan Commitment shall be permanently reduced on each date on which any Credit Party or any of its Subsidiaries receives Net Cash Proceeds from any sales or other dispositions of Collateral in excess of $1,000,000 individually or $2,000,000 in the aggregate in any consecutive twelve month period (other than sales or other dispositions of (i) Special Inventory, (ii) Rigs which are made in accordance with Section 8.2(f) and (iii) assets listed on Annex XI) to the extent of the Net Cash Proceeds so received.

(b) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on the Final Maturity Date.

(c) Each reduction to the Total Revolving Loan Commitment pursuant to this
Section 3.2 shall apply proportionately to reduce the Revolving Loan Commitment of each Lender.

SECTION 4.        Payments

4.1. Voluntary Prepayments; Early Terminations. The Borrower shall have the right to prepay the Loans without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions: (i) the Borrower shall give the Agent at the Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which such Loans were made, which notice shall be given by the Borrower prior to 11:00 A.M. (New York time) (x) at least three Business Days prior to the date of such prepayment in the case of Revolving Loans maintained as Base Rate Loans and (y) at least five Business Days prior to the date of such prepayment in the case of Eurodollar Loans, which notice shall promptly be transmitted by the Agent to each of the Lenders; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000; provided that no partial payment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Eurodollar Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans; provided that such prepayment shall not be applied to any Revolving Loans of a Defaulting Lender. Upon at least 15 days' prior written notice (or telephonic notice promptly confirmed in writing) to the Agent at the Notice Office, the Borrower may terminate the Revolving Credit

Commitment and this Agreement; provided that if such termination occurs prior to the fourth Anniversary Date (any such date being an "Early Termination"), then the Borrower shall pay Agent on the Early Termination for the account of the Lenders the applicable Early Termination Fee pro rata on the basis of their Percentages.

4.2. Mandatory Prepayments. (a) If on any date the sum of (i) the aggregate outstanding principal amount of Revolving Loans (after giving effect to all other repayments thereof on such date) plus (ii) the Letter of Credit Outstandings on such date exceeds the lesser of the Total Revolving Loan Commitment or the Availability as then in effect, the Borrower shall repay on such date the principal of Revolving Loans in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the least of the Total Revolving Loan Commitment, the Availability or the Letter of Credit Sublimit as then in effect, the Borrower shall pay to the Agent on such date an amount in Cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent (which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Agent until the proceeds are applied to the secured obligations); provided that any such Cash collateral shall be released to the Borrower at any time at which such excess shall no longer exist as long as at such time there does not exist any Default or Event of Default.

(b) In addition to any other mandatory prepayments pursuant to this Section 4.2, on each date on or after the Initial Borrowing Date on which any Credit Party or any of its Subsidiaries receives Net Cash Proceeds from an Asset Sale or Sales, disregarding for purposes of this Section 4.2(b) clause (iii) of the definition of "Asset Sale", in excess of $500,000 individually or $1,000,000 in the aggregate in any consecutive twelve month period, the Borrower shall repay on such date any Borrowings and Letter of Credit Outstandings by an amount equal to 100% of such excess Net Cash Proceeds so received.

(c) In addition to any other mandatory prepayments pursuant to this Section 4.2, on each date on or after the Initial Borrowing Date on which any Credit Party or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 8.4) by the Borrower or any of its Subsidiaries, the Borrower shall repay on such date any Borrowings and Letter of Credit Outstandings by an amount equal to 100% of the cash proceeds (net of all underwriting discounts, fees and commissions and other costs and expenses associated therewith) of the respective incurrence of Indebtedness.

(d) In addition to any other mandatory prepayments pursuant to this Section 4.2, on each date on or after the Initial Borrowing Date on which any Credit Party or any of its Subsidiaries receives any cash proceeds, from any sale or issuance of preferred or common equity of (or cash capital contributions to) any Credit Party or any of its Subsidiaries (other than proceeds received from (x) issuances of options to purchase the Parent Common Stock to management, directors, non-employee consultants, and employees of any Credit Party and its Subsidiaries, and (y) issuances of the Parent Common Stock (including as a result of the exercise of any options with regard thereto) to management, directors, non-employee consultants, and employees of any Credit Party and its Subsidiaries, the Borrower shall repay on such date any Borrowings and Letter of Credit Outstandings by an amount equal to 100% of such cash proceeds (net of all underwriting discounts, fees and commissions and other costs and expenses associated therewith) of the respective equity issuance or capital contribution.

(e) In addition to any other mandatory prepayments pursuant to this Section 4.2, within 10 days following each date on or after the Initial Borrowing Date on which any Credit Party or any of its Subsidiaries receives proceeds from any insurance on any assets of any Credit Party, whether as a result of a Total Loss of any Rigs or otherwise, and such proceeds are in excess of $500,000 individually or $1,000,000 in the aggregate in any consecutive twelve month period, and such proceeds are not otherwise reinvested (or contractually committed to be reinvested) in like assets within 60 days of receipt, the Borrower shall repay on such date any Borrowings and Letter of Credit Outstandings by an amount equal to 100% of such excess insurance proceeds.

(f) With respect to each repayment of Revolving Loans required by this Section 4.2, the Borrower may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing(s) pursuant to which such Loans were made; provided that (i) Eurodollar Loans may be designated for repayment pursuant to this Section 4.2 only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required prepayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans to an amount less than the Minimum Borrowing Amount, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

(g) In addition to any other mandatory prepayments pursuant to this Section 4.2, if at any time (i) the sum of the outstanding balance of Revolving Loans and the Letter of Credit Outstandings exceeds (ii) 50% of the Orderly Liquidation Value (with Orderly Liquidation Value being based upon the then most recent Appraisal of Orderly Liquidation Value) of the Domestic Rigs of Borrower in which the Agent for the benefit of the Lenders has a first priority perfected security interest and Lien and which are not subject to any other Lien, such excess shall be due and payable to the Lenders without premium or penalty immediately upon the Agent's demand therefor, or failing such demand, within five (5) days after the Borrower receives confirmation of such value.

(h) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all Revolving Loans and Letter of Credit Outstandings which are outstanding on the Final Maturity Date shall be repaid in full on the Final Maturity Date.

4.3. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Agent for the ratable account of the Lenders entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in U.S. Dollars at the Payment Office, it being understood that written, telex or facsimile transmission notice by the Borrower to the Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement or under any Note which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day (unless otherwise provided herein), the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension. The Borrower hereby irrevocably authorizes and directs each Lender and the Agent to advance proceeds of Revolving Loans in such amounts and at such times as may be necessary in the opinion of the Agent to pay (to the extent of the Availability at the date of such payment) any and all amounts due and payable under the Credit Documents by any Credit Party, including, without limitation, amounts payable by the Borrower (a) under Sections 4.2 and 12.1 and (b) on or in respect of the Revolving Notes and Letters of Credit. The Agent shall account to the Borrower for such advances in the ordinary course of its business.

4.4. Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense (which payment shall not be deemed a waiver by the Borrower of any claims arising under this Agreement). Except as provided in Section 4.4(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payment (but excluding, except as provided in the second succeeding sentence, any tax (including any franchise tax) imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence; provided, however, that no such reimbursement shall be required unless such Lender determines that the amount of such Taxes exceeds the amount of any credit, allowance or deduction allowable to such Lender as an offset against any Taxes payable on behalf of such Lender and in such event reimbursement shall not be required in any amount greater than such excess. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender and the Agent, and reimburse such Lender and the Agent upon their written request, for the amount of any Taxes so levied or imposed and paid by such Lender or the Agent. A certificate as to the amount of any such required indemnification payment prepared by such Lender or the Agent shall be final, conclusive and binding for all purposes absent manifest error.

(b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section
1.13 or 12.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 4.4(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver promptly to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.4(b). Notwithstanding anything to the contrary contained in Section 4.4(a), but subject to Section 12.4(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.4(a) hereof to gross-up payments to be made to a Lender in respect of income withholding or similar taxes imposed by the United States if
(I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.4(b) or
(II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.4 and except as set forth in Section 12.4(b), the Borrower agrees to indemnify each Lender and the Agent in the manner set forth in Section 4.4(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

SECTION 5. Conditions Precedent. The obligation of each Lender to make each Loan to the Borrower hereunder, and the obligation of the Letter of Credit Issuer to issue each Letter of Credit hereunder, is subject, at the time of each such Credit Event (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

5.1. Execution of Agreement; Notes. On or prior to the Effective Date, (i) this Agreement shall have become effective as provided in Section 12.10 and (ii) there shall have been delivered to the Agent for the account of each Lender the appropriate Revolving Note executed by the Borrower and in the amount, maturity and as otherwise provided herein.

5.2. No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

5.3. Officer's Certificate. (a) On the Effective Date, the Agent shall have received a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections 5.2, 5.6, 5.7, 5.8, 5.10 (deleting the reference to the Agent therein), 5.11 (deleting the reference to the Agent therein), 5.13, 5.21, and 5.22 exist as of such date.

(b) On the date of each Credit Event, the Agent shall have received a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections 5.2, 5.6, 5.7, 5.8, 5.13, 5.21, and 5.22 exist as of such date.

5.4. Opinions of Counsel. On the Effective Date, the Agent shall have received opinions, addressed to the Agent and each of the Lenders and dated the Effective Date, (a) from Porter & Hedges, L.L.P., counsel to the Credit Parties, in the form of Exhibit D, (b) from counsel to the Agent and the Lenders located in Alabama, Arkansas, Louisiana, Michigan, Mississippi, Oklahoma and Wyoming, and
(c) from counsel to the Credit Parties located in the Cayman Islands, Panama, Venezuela and Mexico, which opinions shall cover such matters incident to the transactions contemplated herein and in the other Credit Documents as the Agent may reasonably request and shall be in form and substance reasonably satisfactory to the Agent.

5.5. Corporate Proceedings. (a) On the Effective Date, the Agent shall have received from each Credit Party a certificate, dated such date, signed by the chairman, a vice chairman, the president or any vice-president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation and By-Laws) shall be reasonably satisfactory to the Agent.

(b) At the time of each Credit Event, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by the Credit Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including a Borrowing Notice and/or Letter of Credit Request, as appropriate, good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

5.6. Adverse Change, etc. At the time of each Credit Event and after giving effect thereto, nothing shall have occurred since September 30, 1998 (and neither the Lenders nor the Agent shall have become aware of any facts or conditions not previously known) which (a) have, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Lenders or the Agent, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or (b) have, or could reasonably be expected to have, a Material Adverse Effect.

5.7. Litigation. At the time of each Credit Event and after giving effect thereto, there shall be no actions, suits or proceedings pending or threatened
(a) with respect to this Agreement or any other Document or (b) which could reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the rights or remedies of the Lenders or the Agent hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Lenders or the Agent hereunder or under any other Credit Document.

5.8. Approvals. On the Effective Date and at the time of each Credit Event, all necessary governmental (domestic and foreign) and third party approvals in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Credit Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of Loans.

5.9. Update Examination; Tax Review. On the Effective Date, the Agent shall have become satisfied with (a) the Agent's updated examination of the books and records and financial condition of the Borrower and each of the Credit Parties and its Subsidiaries, and (b) the tax consequences, if any, to the Borrower arising out of or relating to the June 1997 merger of Grey Wolf Drilling Company and Drillers Inc. as the Agent shall have determined in its sole discretion is necessary and appropriate.

5.10. Minimum Availability. On the Effective Date, after giving effect to the initial Revolving Credit Loans (if any) and Letter of Credit Outstandings on such date, and assuming all of the Borrower's debts, obligations and payables have been paid or discharged when due in accordance with usual business practices, such practices to be satisfactory to the Agent, Availability shall be equal to or greater than $10,000,000.

5.11 Security Documents. (a) On the Effective Date, each Credit Party shall have duly authorized, executed and delivered to the Agent for the benefit of the Lenders a Pledge Agreement in the form of Exhibit F (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and a Security Agreement in the form of Exhibit G (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement") covering all of the Security Agreement Collateral, together with:

     (A) executed copies of Financing Statements (Form UCC-1) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

     (B) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name each of the Credit Parties as debtor and that are filed in the jurisdictions referred to in clause (A) above, together with copies of such financing statements that name each of the Credit Parties as debtor (none of which shall cover the Collateral except
     (x) those with respect to which
     appropriate termination statements executed by the secured lender thereunder have been delivered to the Agent and (y) to the extent evidencing Permitted Liens);

     (C) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Agent, desirable, to perfect the security interests purported to be created by the Security Agreement;

     (D) all of the Pledged Securities referred to therein accompanied by executed and undated stock powers in the case of capital stock, including, without limitation, share certificates of the Subsidiaries of Parent and Borrower incorporated outside of the continental United States (other than Drillers, Inc., DI de Venezuela and Grey Wolf de Mexico SRL de C.V.); and

     (E) evidence satisfactory to the Agent that the Agent for the benefit of the Lenders has a valid and first priority perfected security interest in and Lien upon all of the Collateral, and that all other actions necessary or, in the opinion of the Agent, desirable, to perfect the security interests purported to be created by the Pledge Agreement and the Security Agreement have been taken and ensure that such security interests are first priority and not subject to any other Liens;

and the Pledge Agreement and the Security Agreement shall be in full force and effect; and

(b) On the Effective Date, each Credit Party shall have executed and delivered all amendments (Form UCC-3) to the UCC-1s requested by the Agent, in form and substance satisfactory to the Agent.

5.12. Third Party Agreements. On the Effective Date, the Agent shall have received, in form and substance satisfactory to the Agent, all consents, waivers, acknowledgments and other agreements from third persons which the Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Credit Documents, including, without limitation, acknowledgments by lessors, mortgagees and warehousemen of the Agent's security interests for the benefit of the Lenders in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting the Agent access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral.

5.13. Payment of Fees. On the Effective Date and at the time of each Credit Event and after giving effect thereto, all costs, fees and expenses, and all other compensation related to the transactions contemplated by this Agreement due to the Agent or the Lenders (including, without limitation, legal fees and expenses) shall have been paid to the extent then due.

5.14. Existing Indebtedness Agreements. On the Effective Date, there shall have been delivered to the Agent copies, certified as true and correct by an appropriate officer of the Borrower, of all agreements evidencing or relating to the Existing Indebtedness that are to remain in effect after giving effect to the consummation of the transactions contemplated in the Credit Documents (collectively, the "Existing Indebtedness Agreements"), all of which agreements and documents shall be (x) in form and substance satisfactory to the Agent and
(y) in full force and effect on the Effective Date. The Credit Parties shall have duly pledged and actually delivered to the Agent each note and other evidence of Intercompany Loans in existence on the Effective Date in accordance herewith and the other Credit Documents. From time to time after the Effective Date, the Credit Parties will deliver to the Agent all such notes and other evidence of Intercompany Loans as and when such notes and other evidence are created by the parties thereto.

5.15. Solvency Certificate; Evidence of Insurance. On the Effective Date, the Agent shall have received:

         (a) one or more solvency certificates in the form of Exhibit I from the chief financial officer or other Authorized Officer of each Credit Party and dated the Effective Date, as the case may be, in each case, addressed to the Agent and each Lender, and reciting that, both prior to (in the case of the Initial Borrowing Date) and after giving effect to the incurrence of all financings contemplated herein, the Credit Party (on a stand-alone basis) is not and will not be rendered insolvent or inadequately capitalized for the business it intends to conduct and does not and will not have incurred debts beyond its ability to pay as they mature and that, (x) the total assets of the Credit Party exceed the amount necessary to pay all of its liabilities and to pay any distribution preference on any outstanding preferred stock upon dissolution and
(y) the amount by which the total assets of the Credit Party exceeds and will exceed its liabilities is no less than its stated capital; and that the Credit Party is not entering into this Agreement with the intent to hinder, delay or defraud any creditor of any Credit Party; and

         (b) (i) a report from a third party, in form and substance satisfactory to the Agent, regarding the adequacy of the insurance coverage on the assets of the Credit Parties and (ii) evidence of insurance complying with the requirements of Section 7.3 for the business and properties of the Credit Parties, in scope, form and substance reasonably satisfactory to the Agent and naming the Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or revised without at least 30 days' (or 10 days' in the case of non-payment of premium) prior written notice by the insurer to the Agent.

5.16. Domestic Rigs Appraisal. On the Effective Date, the Agent shall have received an Appraisal of Fair Market Value and an Appraisal of Orderly Liquidation Value of each Domestic Rig owned by the Borrower and its Subsidiaries as of the Effective Date, in form and substance satisfactory to the Agent, from an Approved Appraiser.

5.17. Establishment of Depository Accounts. On the Effective Date, the Agent shall have received all evidence that the Credit Parties, the Agent and one or more financial institutions have established all of the Depository Accounts described in Section 7.14.

5.18. Acceptance by Process Agent. On the Effective Date, the Agent shall have received evidence that the Person specified to act as agent for service of process for the Credit Parties, pursuant to Section 12.8, has agreed to so act.

5.19. Environmental Certificate. The Agent shall have received a certificate of the Credit Parties signed by an officer in charge of environmental affairs and safety as to compliance by the Credit Parties with all environmental, safety and public health laws and regulations applicable to the Credit Parties, including without limitation of the foregoing, all other laws and regulations affecting or relating to the Rigs, in each the non-compliance with which would have a Material Adverse Effect on any of the Credit Parties.

5.20 Good Title to Rigs; Characterization of Rigs. The Agent shall have received evidence satisfactory to it that the Borrower has good title to all of its Rigs and that all of the Domestic Rigs are (a) mobile equipment which are not designed to be permanently used in any one location; (b) not property subject to Chapter 501 of the Transportation Code of the State of Texas or any comparable statute, law, regulation or rule of any state in which any of the Domestic Rigs is located and not certificated as motor vehicles under that laws of any jurisdiction; and (c) not fixtures under the laws of any jurisdiction in which any of the Domestic Rigs is located.

5.21. No Material Adverse Change. At the Effective Date, for the period since September 30, 1998, there shall not have occurred any material adverse change in the assets, business, condition or prospects (financial or otherwise) of any Credit Party or any or its respective Subsidiaries and no change or event shall have occurred which would materially impair the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party or the Agent to enforce the Obligations or realize upon the Collateral.

5.22. Representations and Warranties True and Correct; No Default or Event of Default. At the Effective Date and at the time of each Credit Event and after giving effect thereto:

                  (a) all representations and warranties contained in this Agreement and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the time of the making of each such Credit Event and after giving effect thereto; and

                  (b) no Default or Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Credit Event and after giving effect thereto.

5.23. Notice of Borrowing; Letter of Credit Request. The Agent shall have received a Notice of Borrowing satisfying the requirements of Section 1.3 with respect to each incurrence of Loans; and the Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request satisfying the requirements of Section 2.2 with respect to each issuance of a Letter of Credit.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to the Agent and each of the Lenders that all of the applicable conditions specified above exist as of the date of such Credit Event. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and shall be reasonably satisfactory in form and substance to the Agent and the Required Lenders. All of the conditions contained in this Section 5 are for the sole benefit of the Agent and the Lenders and the Agent may waive any or all of them in its absolute discretion.

SECTION 6. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, the Borrower makes the following representations and warranties to, and agreements, with the Lenders, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of the Initial Borrowing Date, the Effective Date and each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

6.1. Corporate Status. Each Credit Party and its Subsidiaries (i) is a duly organized and validly existing corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the requisite corporate or partnership power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

6.2. Corporate Power and Authority. Each Credit Party has the requisite corporate or partnership power and authority, as the case may be, to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

6.3. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other agreement or instrument to which any Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject, other than such conflicts, inconsistencies, breaches, defaults or impositions which could not, individually or in the aggregate, have a Material Adverse Effect or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of any Credit Party or any of its Subsidiaries.

6.4. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Credit Party or any of its respective Subsidiaries, threatened, with respect to any Credit Party or any of its Subsidiaries (i) that are likely to have a Material Adverse Effect or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Agent or the Lenders or on the ability of any Credit Party to perform its respective obligations to the Agent or the Lenders hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

6.5. Use of Proceeds; Margin Regulations. (a) The proceeds of the Loans shall be utilized for the general corporate purposes of the Borrower.

(b) Neither the making of any Loan, nor the use of the proceeds thereof, will violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

6.6. Governmental Approvals. Except for filings with applicable governmental authority contemplated by the Security Documents, all of which shall be made in accordance with such Security Documents, no order, consent, approval, permit, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

6.7. Investment Company Act. Neither any Credit Party nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

6.8. Public Utility Holding Company Act. Neither any Credit Party nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

6.9. True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of any Credit Party or any of its Subsidiaries in writing to the Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with the Credit Documents or any transaction contemplated therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

6.10. Financial Condition; Financial Statements. (a) On and as of the Effective Date, on a pro forma basis after giving effect to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, (x) the sum of the assets, at a fair valuation (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that would be obtained for such assets within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), of each Credit Party and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) will exceed its debts, (y) each Credit Party has not incurred nor intended to, nor believes that it will, incur debts beyond its ability to pay such debts as such debts mature and (z) each Credit Party will have sufficient capital with which to conduct its business. For purposes of this Section 6.10, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; provided that to the extent any such "claim" is not fixed, the amount thereof shall equal the any Credit Party's good faith estimate of the likely maximum amount thereof.

(b) The annual and interim financial statements included in the Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as supplemented by the Parent's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (both as to the Parent and as to its Subsidiaries on a combined basis) (including statements of income and cash flows and changes in shareholders' equity), present fairly in all material respects the financial condition of the relevant Persons at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied (except as therein noted) and the financial statements as of and for the fiscal years have been audited by and accompanied by the opinion of Deloitte & Touche, LLP or KPMG Peat Marwick, independent public accountants.

(c) Since September 30, 1998, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(d) Except as fully reflected in the financial statements described in Section 6.10(b) and the Indebtedness incurred under this Agreement, (i) there were as of the Initial Borrowing Date (and after giving effect to any Loans made on such date), no liabilities or obligations (excluding obligations or liabilities incurred in the ordinary course of business, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) with respect to any Credit Party or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and (ii) neither any Credit Party nor any of its Subsidiaries knows of any basis for the assertion against any Credit Party or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, has, or could be reasonably likely to have, a Material Adverse Effect.

6.11. Security Interests. On and after the Effective Date, each of the Security Documents creates (or after the execution and delivery thereof and, where applicable, filing and/or recording thereof will create), as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no Liens other than Prior Liens and Liens permitted under the Security Documents. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Effective Date as contemplated by Section 5.11(b) or on or prior to the execution and delivery thereof as contemplated by Sections 7.11 and 8.14. Each of the Domestic Rigs are (a) goods which are mobile, of a type normally used in more than one jurisdiction and not designed to be permanently used in any one location; and (b) not fixtures under the laws of any jurisdiction in which any of the Domestic Rigs is located. The Domestic Rigs are not "motor vehicles" subject to Chapter 501 of the Transportation Code of the State of Texas or any comparable statute, law, regulation or rule of any state in which any of the Domestic Rigs is located and not certificated as motor vehicles under that laws of any jurisdiction. Each self-propelled Mobile Rig has been issued a permit license plate or machinery license plate in accordance with Transportation Code Sections 502.276, 623.144 and 623.149 and is exempted from (i) certification under Section 501 of the Transportation Code of the State of Texas pursuant to Texas Department of Transportation Rules, Chapter 43, Section 17.3, and (ii) registration under
Section 502 of the Transportation Code of the State of Texas.

6.12. Consents. At the Effective Date, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to make or consummate the Loans shall have been obtained, given, filed or taken or waived and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained) except where the failure to obtain, give, file, or take would not reasonably be expected to have a Material Adverse Effect. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event or the performance by each Credit Party and its Subsidiaries of their obligations under the Credit Documents and all applicable laws.

6.13. Compliance with ERISA. (a) Each Credit Party, its respective Subsidiaries and its respective ERISA Affiliates are in compliance in all material respects with all applicable provisions of ERISA and the Code and the published regulations and interpretations thereunder with respect to all employee benefit plans (as defined in Section 3(3) of ERISA); no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for a waiver of the minimum funding standard or an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan and a Foreign Pension Plan have been timely made; neither any Credit Party nor any ERISA Affiliate has incurred any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971, 4975 or 4980 of the Code or reasonably expects to incur any liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan (other than liabilities of any ERISA Affiliate which could not, by operation of law or otherwise, become a liability of any Credit Party or any of its Subsidiaries); no proceedings have been instituted to terminate, or to appoint a trustee to administer, any Plan; no condition exists which presents a material risk to any Credit Party or any Subsidiary of any Credit Party or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of each Credit Party and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not, singly or in the aggregate, result in a Material Adverse Effect; no lien imposed under the Code or ERISA on the assets of any Credit Party or any Subsidiary of any Credit Party or any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan; and each Credit Party and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

(b) Notwithstanding the foregoing, the representations, warranties and agreements contained in this Section 6.13 are qualified such that a breach or failure thereof shall not be treated as such unless the circumstances of such breach or failure have resulted in or are reasonably expected to result in either (i) a Material Adverse Effect or (ii) the imposition of a lien on the assets of any Credit Party or any of its Subsidiaries.

6.14. Capitalization. On the Effective Date, the authorized capital stock of the Parent shall consist of (i) 300,000,000 shares of common stock, $0.10 par value per share (the "Parent Common Stock"), of which approximately 165,000,000 shares are issued and outstanding, (ii) 200,000 shares of Series A Redeemable Preferred Stock, $10.00 par value per share (the "Series A Stock"), of which approximately 30,600 shares are issued and outstanding, (iii) 10,000 shares of Series B Preferred Stock, $1.00 par value per share, none of which are outstanding and
(iv) 250,000 shares of Series B Junior Participating Preferred Stock, $1.00 par value per share, none of which is outstanding. All outstanding shares of the Parent Common Stock have been duly and validly issued, and are fully paid and nonassessable. The Parent does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options and warrants to purchase common stock issued or to be issued to certain officers, employees, directors and consultants of the Parent and its Subsidiaries.

6.15. Parent and Subsidiaries. (a) On and as of the Effective Date, the Parent has no Subsidiaries other than the Borrower and those other Subsidiaries listed on Annex VI. Annex VI correctly sets forth, as of the Effective Date, the percentage ownership (direct and indirect) of the Parent in each class of the capital stock of Borrower and each of its other Subsidiaries and also identifies the direct owner thereof. The Parent owns all of the issued and outstanding capital stock of the Borrower and each of its other

Subsidiaries. No other Person has any securities convertible into or exchangeable for any capital stock of the Parent, the Borrower or any of their respective Subsidiaries, or any rights to subscribe for or to the purchase, or any options for the pushes of, or any calls, commitments or claims relating to, any of the Parent's, the Borrower's or their respective Subsidiaries' capital stock.

(b)      On and as of the Effective Date, the Borrower has no Subsidiaries.

6.16. Intellectual Property. Each of the Credit Parties and each of its Subsidiaries owns or holds a valid license to use all the patents, trademarks, permits, service marks, trade names, technology, know-how and formulas or other rights with respect to the foregoing, free from restrictions that are adverse to the use thereof, that are used in the operation of the business of such Credit Party and each of its Subsidiaries as presently conducted, except where any failure to do so or restrictions could, individually or in the aggregate, have a Material Adverse Effect.

6.17. Compliance with Statutes, etc. Each of the Credit Parties and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (provided, however, that this Section 6.17 does not apply to (i) compliance with respect to Environmental Laws, as to which no representation is made in this Section 6.17, but which is covered by Section 6.18 hereof, (ii) compliance with respect to Taxes, as to which no representation is made in this
Section 6.17, but which is covered by Section 6.21 hereof, (iii) compliance with respect to ERISA, as to which no representation is made in this Section 6.17, but which is covered by Section 6.13 hereof, and (iv) compliance with respect to labor relations matters, as to which no representation is made in this Section 6.17, but which is covered by Section 6.20), except such non-compliance as is not likely to, individually or in the aggregate, have a Material Adverse Effect.

6.18. Environmental Matters.  Except as set forth in Schedule 6.18:

     (a) Each of the Credit Parties and each of its Subsidiaries, and their respective businesses and Real Property, has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits, licenses or other authorizations issued under such Environmental Laws. There are no pending or past or, to the best knowledge of the Credit Parties and its Subsidiaries, threatened Environmental Claims against any Credit Parties or any of its Subsidiaries or any Real Property currently or formerly owned or operated by any Credit Parties or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property currently or formerly owned or operated by any Credit Parties or any of its Subsidiaries or, to the best knowledge of each of the Credit Parties and its Subsidiaries, on any property adjoining or in the vicinity of any such Real

     Property that would reasonably be expected (i) to form the basis of an Environmental Claim against any Credit Party or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by any Credit Party or any of its Subsidiaries under any applicable Environmental Law.

     (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property currently or formerly owned or operated by any Credit Party or any of its Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property currently or formerly owned or operated by any Credit Party or any of its Subsidiaries. There are not now any underground storage tanks or related piping located on any Real Property currently or formerly (or, except as set forth on Schedule 6.18, formerly) owned or operated by any Credit Party or any of its Subsidiaries.

     (c) Notwithstanding anything to the contrary in this Section 6.18, the representations made in this Section 6.18 shall only be untrue if either the individual or aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Releases and presence of underground storage tanks or related piping, in each case of the types described above, could reasonably be expected to have a Material Adverse Effect.

6.19. Properties. Each of the Credit Parties and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in the financial statements referred to in Section 6.10(b), free and clear of all Liens, other than Permitted Liens. A complete record of all Rigs owned by the Parent and its Subsidiaries as of the Effective Date (including on a Rig-by-Rig basis (x) identification of the rig number of each rig and the owner thereof, (y) identification of the location of each rig (by county, state and country), and (z) a notation of whether or not the Rig is operating under a drilling contract at a customer's working job site) is set forth in Annex IV hereto. The Agent and the Lenders shall at all times have access to the Rigs located on such property; and the Agent shall have the right to enter on such property and to remove such Rigs therefrom without interference from, or imposition of any Lien on such Rig by, any owner, landlord, tenant or other Person with an interest in such property.

6.20. Labor Relations. Neither any Credit Party nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any Credit Party or any of its Subsidiaries or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Credit Party or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against any Credit Party or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any Credit Party or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of any Credit Party or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

6.21. Tax Returns and Payments. All Federal, state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of each Credit Party and/or any of its Subsidiaries have been timely filed with the appropriate taxing authority. The Returns accurately reflect all liability for taxes of each Credit Party and its Subsidiaries for the periods covered thereby. Each Credit Party and each of its Subsidiaries have paid all taxes payable by them other than immaterial taxes and other taxes which are not yet due and payable, and other than taxes contested in good faith and for which adequate reserves have been established in accordance with GAAP. Except as disclosed in the financial statements referred to in Section 6.10(b), (a) there is no material action, suit, proceeding, investigation, audit or claim now pending or threatened by any authority regarding any taxes relating to any Credit Party or any of its Subsidiaries and (b) neither any Credit Party nor any of its Subsidiaries (nor any other person on their behalf or as part of a consolidated group) has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of any Credit Party or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of any Credit Party or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither any Credit Party nor any of its Subsidiaries (nor any other person on their behalf or as part of a consolidated group) has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither any Credit Party nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the transactions contemplated hereby.

6.22. Existing Indebtedness. Annex VIII sets forth a true and complete list of all Indebtedness of each Credit Party and its Subsidiaries (other than (i) Indebtedness consisting of Capital Lease Obligations related to motor vehicles not in excess of $2,600,000 in the aggregate and (ii) other Indebtedness which in the aggregate does not exceed $50,000) as of the Effective Date and which is to remain outstanding and the incurrence of Loans on such date (excluding the Loans and the Letters of Credit, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt. Annex III sets forth a true and complete list of all Existing Letters of Credit (the "Existing Letters of Credit") of any of the Credit Parties and its respective Subsidiaries as of the Effective Date. Except for the agreement governing the account referred to in Section 8.3(m), no agreement between any Credit Party and BTCo or any of its Affiliates is in effect on the Effective Date.

6.23 Year 2000 Compliance Representation. The Parent, the Borrower and each Credit Party each has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by it or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dated prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 7. Affirmative Covenants. The Borrower hereby covenants and agrees that as of the Initial Borrowing Date and thereafter for so long as this Agreement is in effect and until the Total Revolving Loan Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then due and payable) incurred hereunder, are paid in full:

7.1. Information Covenants. The Borrower will furnish to each Lender:

         (a) Monthly Reports. (i) Within 45 days after the end of each fiscal month of the Parent, the consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and statements of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case forth comparable budgeted figures for the current fiscal month and year-to-date results, all of which shall be certified by the chief financial officer or other Authorized Officer of the Parent, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) within 15 days after the end of each fiscal month of the Parent, a report as of the last day of such month the Domestic Rig Utilization Rate of the Borrower and its Subsidiaries for the immediately preceding two month period and the immediately preceding one month period, together with the detail of the Borrower's and its Subsidiaries' utilization including (v) identification of the rig number of each Rig and the owner thereof, (w) identification of the location of each Rig (by county, state and country), (x) a notation of whether the Rig is a Working Rig, an Idled Rig, a Stacked Rig or an Inventoried Rig and (y) the projected term of, type of and parties to any contract relating to each Rig and (iii) within 15 days after the end of each fiscal month of the Parent, an accounts receivable aging of Parent and its Subsidiaries in form and substance acceptable to the Agent, and such other information as may be requested by the Agent from time to time, including reports on the aging of Accounts of the Credit Parties.

         (b) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Parent and its Subsidiaries (including the Borrower) as at the end of such quarterly accounting period and the related consolidated statements of income, statements of changes in stockholders equity and statements of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period; all of which shall be in the form such information is submitted to the SEC if the Parent is a reporting company, and, if not, in the same form as would have been submitted to the SEC and accompanied by a certification by the chief financial officer or other Authorized Officer of the Parent that they fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject in all cases to normal year-end audit adjustments and the absence of footnotes.

         (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Parent, the consolidated and consolidating balance sheet of the Parent and its Subsidiaries (including the Borrower) as at the end of such fiscal year and the related consolidated statements of income, statements of changes in stockholders equity and statements of cash flows for such fiscal year and certified by KPMG Peat Marwick or such other independent certified public accountants of recognized national standing, in each case to the effect that such statements fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the dates indicated and the results of their operations and cash flows, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Parent and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention insofar as such Default or Event of Default relates to financial and accounting matters or, if such a Default or an Event of Default has come to their attention a statement as to the nature thereof.

         (d) Budgets, etc. Except for the 1999 budget which shall be delivered before January 31, 1999, no later than the commencement of each fiscal year of the Borrower, budgets of and for the Borrower and its Subsidiaries in reasonable detail for each month of the succeeding fiscal year, as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

         (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7.1(b) and (c), a certificate of the chief financial officer or other Authorized Officer of the Borrower to the effect than no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Parent and its Subsidiaries and the Borrower were in compliance with the provisions of Sections 7.3, 8.4(d) and (g), 8.8 and 8.9, as at the end of such fiscal quarter or fiscal year, as the case may be.

          (f) Notice of Default or Litigation. Promptly, and in any event within five Business Days (or 10 Business Days in the case of clause (y) below) after any executive or senior officer of the Borrower obtains actual knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (y) the commencement of, or threat of, any litigation or governmental proceeding pending against the any Credit Party or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect, or a material adverse effect on the ability of any Credit Party to perform its respective obligations hereunder or under any other Credit Document.

          (g) Auditors' Reports. Promptly upon receipt thereof, a copy of each report or "management letter" submitted to the Parent or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of the Parent or any of its Subsidiaries.

          (h) Environmental Matters. Promptly, and in any event, within five Business Days after obtaining knowledge of any of the following (but only to the extent that any of the following, either individually or in the aggregate, could have a Material Adverse Effect), written notice of:

          (i) any pending or threatened Environmental Claim against any Credit Party or any of its Subsidiaries or any Real Property currently or formerly owned or operated by any Credit Party or any of its Subsidiaries;

          (ii) any condition or occurrence on any Real Property currently or formerly owned or operated by any Credit Party or any of its Subsidiaries that (x) results in material noncompliance by any Credit Party or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any of its Subsidiaries or any such Real Property;

          (iii) any condition or occurrence on any Real Property currently or formerly owned or operated by any Credit Party or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by any Credit Party or any of its Subsidiaries, as the case may be, of its interest in such Real Property under any Environmental Law; and

          (iv) the taking of any material removal, remedial corrective or other response action in response to the actual or alleged presence of any Hazardous Material on any Real Property currently or formerly owned or operated by any Credit Party or any of its Subsidiaries.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal, remedial, corrective or other response action and the Credit Party's or Subsidiaries', as the case may be, response thereto. In addition, the Borrower agrees to provide the Lender with copies of all material written communications by or to any Credit Party or any of its Subsidiaries with or from any Person, government or governmental agency relating to any of the matters set forth in clauses (i)-(iv) above, and such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Agent or the Required Lenders.

          (i) Other Information. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by any Credit Party or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as any Credit Party or any of its Subsidiaries shall send generally to analysts or the holders of their capital stock in their capacity as such holders (to the extent not theretofore delivered to the Lenders pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Agent on their own behalf or on behalf of the Required Lenders may reasonably request from time to time.

7.2. Books, Records and Inspections. The Borrower will, and will cause each Credit Party and each of its respective Subsidiaries to permit officers and designated representatives of the Agent or the Required Lenders to visit and inspect any of the properties or assets of each Credit Party and each of its Subsidiaries in whomsoever's possession, and to examine the books of account of each Credit Party and each of its Subsidiaries and discuss the affairs, finances and accounts of each Credit Party and each of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or the Required Lenders may desire.

7.3. Insurance. (a) The Borrower will, and will cause each Credit Party and each of its respective Subsidiaries to, at all times maintain in full force and effect insurance with reputable and solvent insurance carriers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are acceptable to the Agent. The Borrower will furnish to the Agent on the Effective Date and on each such later date as the Agent or the Required Lenders may reasonably request a summary of the insurance carried in respect of each Credit Party and its Subsidiaries and the assets of each Credit Party and its Subsidiaries together with certificates of insurance, policies and other evidence of such insurance, if any, naming the Agent as an additional insured and/or loss payee as required pursuant to the next paragraph of this
Section 7.3.

(b) Such insurance shall be provided by insurance companies licensed to do business in the applicable state of each Credit Party's operations and shall be rated "A; VIII" or better by Best's Insurance Guide and Key Ratings or as may be reasonably acceptable to the Agent if not so rated or licensed, and shall include the following insurance coverages and any other insurance coverages that may be required by Law:

          (i) commercial general liability insurance written on an occurrence basis, including coverage for premises/operations, products and completed operations (on a "claims-made" basis only), explosion, collapse and underground, broad form commercial general liability equivalent coverages with a minimum combined single limit for bodily injury and property damage of $1,000,000 per occurrence and $2,000,000 in the aggregate, with a self-insured retention not greater than $100,000;

          (ii) business automobile liability insurance covering all owned, non-owned and hired automobiles for a combined bodily injury and property damage limit of no less than $1,000,000 per occurrence and containing appropriate no-fault insurance provisions required by law;

          (iii) workers' compensation insurance in amounts required by applicable law and employers liability with limits of not less than $1,000,000;

          (iv) umbrella (or excess form should umbrella be unavailable) liability coverage written on an occurrence basis with respect to the first $10,000,000 and a "claims made" basis on all amounts in excess of $10,000,000 and up to $50,000,000, and also to include a "drop down" provision which will pick up any exhaustion of limits under the primary coverages, with a combined single limit for bodily injury and property damage of not less than $25,000. Such insurance coverage shall provide substantially identical coverages as are set forth in the form of the insurance required in clauses (a), (b) and (c) (except with respect to workers' compensation) of this Section 7.3;

          (v) all-risk physical loss or damage property insurance (including water damage, domestic transit coverage, collapse coverage, coverage of fire, and rapid means of transportation coverages) with respect to any Rig (on a "no-coinsurance" basis) in an amount equal to or greater than the Orderly Liquidation Value of each Rig with a deductible not greater than $750,000 in the aggregate over each eighteen month policy period (with a sublimit per occurrence of up to $500,000 in respect of such aggregate limit), plus a $50,000 deductible per occurrence; and

          (vi) such other insurance policies and coverages as the Agent may require.

          (c) All policies except workers' compensation shall insure the interests of the Agent and the Lender as additional insureds (each, an "Additional Insured") and the policies required by clause (b)(v) above (in the nature of property damage insurance) shall provide for the direct payment of all proceeds solely into the Depository Account. Each policy or certificate with respect to insurance of the Pledged Collateral shall be endorsed to Agent's satisfaction for the benefit of the Agent (including, without limitation, by naming the Agent as an additional insured or sole loss payee, as required by Agent) and such policy or certificate shall be delivered to Agent. All policies required hereby shall provide for not less than thirty (30) days prior written notice to be received by the Agent and the Lenders of the termination or cancellation of the insurance evidenced thereby, unless such termination or cancellation is a result of non-payment of premiums in which case ten (10) days prior written notice shall be given to the Agent. Each Credit Party agrees that, unless the insurance policies by their terms provide that they cannot cease (by reason of nonrenewal or otherwise) without the Agent being informed and having the right to continue the insurance by paying any premiums not paid by the Credit Parties, receipts showing payment of premiums for required insurance and also of demands from underwriters shall be in the hands of the Agent prior to the risk in question commences. Prior to the expiration of any such policy of insurance, the appropriate Credit Party shall deliver to Agent an extension or renewal or replacement policy or an insurance certificate evidencing renewal, replacement or extension of such policy. If any such Credit Party shall fail to insure such Pledged Collateral in accordance with this Section 7.3 or if any Credit Party shall fail to so endorse and deposit, or to extend or renew, all such insurance policies or certificates with respect thereto, the Agent shall have the right (but shall be under no obligation) to advance funds to procure or renew or extend such insurance and each Credit Party agrees to reimburse the Agent for all costs and expenses thereof, with interest on all such funds from the date advanced until paid in full at the highest rate then in effect under the Credit Agreement. The Agent agrees that it shall provide notice to the applicable Credit Party that it has advanced funds on its behalf pursuant to this Section 7.3. Each policy shall also provide:

          (i) that no Additional Insured shall have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance;

          (ii) that the insurer thereunder waives all rights of subrogation against all Credit Parties and the Additional Insureds and any right of set-off or counterclaim and any other right to deduction whether by attachment or otherwise;

          (iii) that such insurance shall be primary without right of contribution from any other insurance carried by or on behalf of any Additional Insured;

          (iv) with respect to liability insurance only that, insofar as the policy is written to cover more than one insured, all terms, conditions, insuring more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability and deductibles, shall operate in the same manner as if there were a separate policy covering each insured; and

          (v) that no Credit Party will do or omit any act, nor voluntarily suffer or permit any act to be done or omitted, whereby the insurance required to be carried or maintained hereunder shall or may be suspended, impaired or canceled, and no Credit Party will use or operate, or permit the Rigs to be used or operated for purposes more hazardous than permitted by the terms of the insurance policies carried by the Credit Parties pursuant to this Section 7.3 without first notifying the Agent and having previously insured the Rigs by additional coverage to extend to such uses, operations or risks.

                  (d) The Borrower shall deliver to each Additional Insured prior notice of any proposed insurance arrangement that the Credit Parties intend to put into effect which differs in any material respect (including terms of policies or identity of insurers or share of coverage to be provided by a particular insurer) from that which was previously in effect.

                  (e) Each Credit Party will, at its own expense, make or cause to be made all proofs of loss and take, or cause to be taken, all other action necessary or appropriate to make collections from the underwriters of insurance required to be carried and maintained by this Section 7.3 and report all claims and give all notices in a timely fashion with copies to the Agent.

                  (f) Casualty insurance proceeds paid to the Agent (or to the Depository Account) shall be applied in accordance with Section 4.2(e) (after deduction of reasonable expenses of the Agent in collecting such amounts, except that after the occurrence of any Event of Default, such proceeds shall, in their entirety, be held as cash Collateral and/or applied by the Agent as it determines in its sole discretion (including as contemplated in Section 9 hereof and Section 12 of the Security Agreement).

7.4. Payment of Taxes. The Borrower will pay and discharge, and will cause each Credit Party and each of its respective Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 8.3(a) or charge upon any properties of any Credit Party or any of its Subsidiaries; provided that neither any Credit Party nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained reserves with respect thereto in accordance with GAAP.

7.5. Corporate Franchises. The Borrower will do, and will cause each Credit Party and each of its respective Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and authority to do business; provided, however, that any transaction permitted by Section 8.2(e) will not constitute a breach of this Section 7.5.

7.6. Compliance with Statutes, etc. The Borrower will, and will cause each Credit Party and each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (provided, however, that this Section
7.6 does not apply to applicable statutes, regulations, orders and restrictions relating to environmental standards and controls, as to which no covenant is made in this Section 7.6, but which are referred to in Section 7.7 hereof) except for such noncompliance as would not, singly or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

7.7. Compliance with Environmental Laws. (a) The Borrower will pay, and will cause each Credit Party and each of its Subsidiaries to pay, all costs and expenses incurred by it in keeping in compliance in all material respects with, and avoiding liability under, all Environmental Laws, and will keep or cause to be kept all Real Properties owned or operated by any Credit Party or any of its Subsidiaries free and clear of any Liens imposed pursuant to such Environmental Laws; and (b) neither the Borrower nor any Credit Party nor any of its respective Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned or operated by any Credit Party or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, where the failure to comply with clause (a) or clause (b) above, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. If any Credit Party or any of its Subsidiaries, or any tenant or occupant of any Real Property owned or operated by any Credit Party or any of its Subsidiaries, causes or permits any intentional or unintentional act or omission resulting in, or otherwise discovers, the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), Borrower agrees to undertake, and/or to cause any Credit Party or any of its Subsidiaries, tenants or occupants to undertake, promptly and at their sole expense, any clean up, investigation, removal, remedial, corrective or other action required pursuant to Environmental Laws to investigate, remove or cleanup any Hazardous Materials from any Real Property where the failure to do so, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; provided that neither any Credit Party nor any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained reserves with respect to such compliance in accordance with GAAP.

7.8 ERISA. As soon as possible and, in any event, within 30 days after any Credit Party knows or has reason to know of the occurrence of any of the following events to the extent that one or more of such events is reasonably likely to result in a material liability to any Credit Party or any Subsidiary of any Credit Party, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer or other Authorized Officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Credit Party, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Credit Party, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency (as such term is defined in Section 412(a) of the Code) has been incurred or an application is reasonably expected to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings are reasonably expected to be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate will or is reasonably expected to incur any material liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA; or that a Credit Party or any Subsidiary of a Credit Party, has or is reasonably expected to incur any material liability under any employee welfare benefit plan (within the meaning of Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). At the request of any Lender, the Borrower will obtain and deliver to such Lender a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, at the request of the Agent or any Lender, copies of annual reports and any notices received by any Credit Party or any Subsidiary of the any Credit Party or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Lenders no later than 30 days after the date such report has been filed with the Internal Revenue Service or received by such Credit Party or the Subsidiary or the ERISA Affiliate.

7.9. Good Repair. The Borrower will, and will cause each Credit Party and each of its respective Subsidiaries to, ensure that its material properties, its operating drilling rigs and other equipment used in its business are kept in good repair, working order and condition, normal wear and tear and damage by casualty excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

7.10. End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (i) its fiscal years to end on or about December 31 of each year and (ii) its fiscal quarters to end on or about March 31, June 30 and September 30 of each year; provided that the Borrower may change such fiscal year to any other fiscal year period of twelve consecutive months with the consent of the Agent.

7.11. Additional Security; Further Assurances; Appraisals. (a) Promptly, and in any event within 45 days after the acquisition of assets of the type that would have constituted Collateral (if the person acquiring such assets had executed an appropriate Security Document with respect thereto on the Effective Date) at the Effective Date, the Borrower will, and will cause each of the Credit Parties to, at the request of the Agent following consultation with the Borrower as to the value of any such assets, take all necessary action, including entering into the appropriate security documents and filing the appropriate financing statements under the provisions of the UCC or applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant to the Agent a perfected Lien in such collateral (or comparable interest under foreign law in the case of foreign collateral) pursuant to and to the full extent required by the Security Documents and this Agreement. In the event that any Credit Party or any of its respective Subsidiaries acquires an interest in Real Property, the Borrower promptly shall, or shall cause such Credit Party or Subsidiary, as the case may be, to take such actions and execute such documents as the Agent shall require to create a mortgage on such Real Property for the benefit of the Lenders.

(b) Promptly upon the request of the Agent at any time following the occurrence and during the continuance of a Default or an Event of Default, Borrower (i) shall grant, and shall cause each Credit Party and each Subsidiary of a Credit Party to grant, to the Agent a perfected Lien in all Real Property of any Credit Party or Subsidiary thereof and all trucks, automobiles, trailers and vehicles of any Credit Party or Subsidiary thereof, to the extent that at such time there does not already exist a perfected Lien therein in favor of the Agent for the benefit of the Lenders, and (ii) shall take, and shall cause each Credit Party and each Subsidiary of a Credit Party to take, all necessary action, including entering into the appropriate security documents and recording and filing the appropriate mortgages and financing statements under the provisions of the UCC or applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing or recordation is necessary or appropriate to grant to the Agent a perfected Lien in such collateral (or comparable interest under foreign law in the case of foreign collateral) pursuant to and to the full extent required by the Agent (including, without limitation, notation of such Lien on vehicle certificates of title).

(c) The Borrower will, and will cause each of the Credit Parties and their respective Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Agent may reasonably require. Furthermore, the Borrower shall cause to be delivered to the Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Agent to assure itself that this Section 7.11 has been complied with.

(d) The Borrower agrees that each action required above by Section 7.11(a), (b), or (c) shall be completed within 45 days after such action is either requested to be taken by the Agent or the Required Lenders or required to be taken by any Credit Party or any Subsidiary thereof pursuant to the terms of this Section 7.11; provided that in no event shall any Credit Parties or any of its Subsidiaries be required to take any action, other than using its best efforts, to obtain consents from third parties with respect to its compliance with this
Section 7.11. All costs and expenses relating to or incurred in connection with actions taken by any of the Credit Parties and/or its Subsidiaries or the Agent or any Lender in connection with any of assets or properties described in
Section 7.11(a) or Section 7.11(b) (hereafter referred to as the "Additional Collateral") or described in Section 7.11(c), including, but not limited to, the reasonable fees and expenses of counsel for the Agent, shall be for the account of the Borrower, which shall pay all such sums on demand.

(e) The Borrower shall provide to the Agent at the Borrower's expense an Appraisal of Orderly Liquidation Value of each of the Domestic Rigs annually within 45 days after the Anniversary Date beginning in 2000. In addition thereto, the Borrower shall provide to the Agent at the Borrower's expense each of the following additional Appraisals of Orderly Liquidation Value of each of the Domestic Rigs: (i) in addition to the other appraisals provided for in this
Section 7.11(e), one additional such appraisal per loan year upon request from the Agent on behalf of the Lenders if at any time or from time to time the Domestic Rig Utilization Rate for any consecutive two calendar month period is less than forty-five percent (45%), and (ii) in addition to the other appraisals provided for in the Section 7.11(e), such additional appraisals without limitation as the Agent on behalf of the Lenders may request at any time after the occurrence and during the continuance of a Default or Event of Default. Any such appraisal requested pursuant to (i) or (ii) in the preceding sentence shall be supplied to the Agent within 30 days of such request (at the Agent's option, the Agent may initiate and obtain any such appraisal directly from an Approved Appraiser at the Borrower's expense). At the Agent's option, the Agent may require that any and every Appraisal of Orderly Liquidation Value described in this Section 7.11(e) also include an Appraisal of Fair Market Value.

Nothing in this Section 7.11(e) or otherwise shall in any way limit or restrict the Agent for the benefit of the Lenders from obtaining any other or additional appraisals at the expense of the Lenders.

7.12. Register. The Borrower hereby designates the Agent to serve as the Borrower's agent, solely for purposes of this Section 7.12, to maintain a register (the "Register") on which they will record the Revolving Loan Commitment from time to time of each of the Lenders, the Revolving Loans made by each of the Lenders and each repayment in respect of the principal amount of the Revolving Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Revolving Loans. With respect to any Lender, the transfer of the Revolving Loan Commitment of such Lender and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Revolving Loan Commitment and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Commitment and Revolving Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.4(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Revolving Note evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 7.12, except to the extent that any such losses, claims, damages or liabilities are found to have resulted from the gross negligence or willful misconduct of the Agent.

7.13 Other Notices. Borrower shall notify the Agent and each Lender in writing
(i) of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect; (ii) promptly after Borrower's learning thereof, of (A) any material labor dispute to which any Credit Party or any of its Subsidiaries may become a party, any strikes or walkouts relating to any of their respective ports or other facilities, and the expiration of any labor contract to which any of them is a party or by which any of them is bound; (B) of any material default by any Credit Party under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness exceeding $500,000; (iii) promptly after the rendition thereof, of any judgment rendered against any Loan Party in an amount exceeding $250,000; (iv) promptly after the occurrence thereof, (A) of the transfer of any Credit Party's principal place of business or chief executive office; (B) of any Credit Party's entering into any new business or making any material change in any of its business objectives, purposes and operations; and (C) of a change of the any Credit Party's fiscal year or the allowance of any Subsidiary to have a fiscal year different from that of any Credit Party; (v) promptly after any Credit Party's entering into any transaction with any Affiliate or stockholder in which such transaction is valued at $100,000 or more except for arm's length purchases by the Credit Parties of repair parts and related services from Holt Machinery & Equipment, Inc. and other Affiliates of Peter M. Holt up to an aggregate amount of $750,000 in any consecutive twelve month period.

7.14. Collection of Accounts; Handling of Proceeds of Collateral; Depository Accounts. (a) The Borrower shall establish and maintain lockboxes and one or more deposit accounts from time to time under agreements acceptable to the Agent (the "Depository Accounts") with Southwest Bank of Texas or such other banks as are acceptable to the Agent on the Effective Date or such later date as the Agent may approve in its sole discretion. The Agent, for the benefit of the Lenders, shall have sole and exclusive access and control of such accounts for withdrawal purposes pursuant to an arrangement acceptable to the Agent including, but not limited to, a written agreement executed by the Borrower, the Agent and each such depository bank which acknowledges the Agent's rights in all amounts from time to time on deposit in the Depository Account, the Agent's right to direct the application of the amounts from time to time on deposit in the Depository Account from time to time, and the agreement by such depository banks in favor of the Agent for the benefit of the Lenders that all funds deposited to such bank account are required to be transferred solely in accordance with the instructions from time to time given by the Agent to such depository bank and that the depository bank waives any and all offset rights that it may have against the amounts so deposited. The Borrower shall bear all risk of loss of any funds deposited into any Depository Account. In connection therewith, Borrower shall execute such depository bank account agreements as the Agent shall specify. The Borrower shall cause all account debtors to remit directly all payments on Accounts and in which each of the Credit Parties and its respective Subsidiaries and other payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check or otherwise to the Agent's lockbox, or, on the Agent's request, directly to the Depository Account. The Borrower shall not, and shall cause each Credit Party and its Subsidiaries to not, take any action to change any lockbox address or otherwise give account debtors any contrary instructions with respect to payments or other actions required pursuant to this Section 7.14.

(b) With respect to Accounts (as defined in the Security Agreement), until the Agent has advised the Borrower to the contrary, the Borrower may and will enforce, collect and receive all amounts owing on the Accounts for the Agent's benefit and on the Agent's behalf, but at the Borrower's expense; provided, however, that such privilege shall terminate automatically upon the institution by or against any Credit Party of any proceeding under any bankruptcy or insolvency law or, at any time upon notice by the Agent to the Borrower whether or not there has occurred or then exists any Default or Event of Default.

(c) Any checks, cash, notes or other instruments, property or proceeds received by any Credit Party or its Subsidiaries with respect to any Accounts or any other Collateral shall be held by such Person in trust for the Agent, separate from the such Person's own property and funds, and immediately turned over to the Agent with proper assignments or endorsements by deposit to the special depository account in the Agent's name designated by the Agent for such purposes.

(d) All amounts received by the Agent in payment of Accounts will be credited to the Borrower's account upon the Agent's receipt of "collected funds" at the Agent's bank account in New York, New York on the Business Day of receipt if received no later than 1:00 p.m. or on the next succeeding Business Day if received after 1:00 p.m. No checks, drafts or other instrument received by the Agent shall constitute final payment to the Agent unless and until such instruments have actually been collected.

7.15 Release of Collateral. Within a reasonable period of time not to exceed ten
(10) days following (x) the Borrower's request and (y) the satisfaction of the conditions set forth in clauses (1) through (7) below, the Agent shall release its Liens on specific Rigs and Rig Accessories having an Orderly Liquidation Value in the aggregate of up to $75,000,000 during the term of this Agreement in connection with the Borrowers' sale or exchange thereof or relocation thereof to a location outside of the contiguous 48 states of the United States of America if the following conditions shall be met by the Borrower to the Agent's satisfaction: (1) no Default or Event of Default shall have occurred and be continuing as of the date of such request and on the date of such release; (2) any relocation of such Rigs by the Borrower will be to a location outside of the contiguous 48 states of the United States of America; (3) the Borrower shall have given the Agent written notice of the Borrower's intention to so sell, exchange or relocate such Rigs at least ten (10) days prior to doing so (which may be concurrent with the ten (10) day period referred to above); (4) immediately prior to such sale, exchange or relocation, and after giving effect thereto, the sum of the aggregate outstanding principal amount of Revolving Loans plus the Letter of Credit Outstandings on such date is less than the lesser of (i) $50,000,000 or (ii) 25% of the Orderly Liquidation Value of the Domestic Rigs as determined by the appraisal described in subclause (6) below or, at the Agent's option, by the then most recent Appraisal of Orderly Liquidation Value; (5) the Orderly Liquidation Value of the Domestic Rigs that will continue to constitute Collateral in which the Agent for the benefit of the Lenders has a first priority security interest and Lien, after giving effect to the proposed release, equals or exceeds $200,000,000 in the aggregate, as determined by the appraisal described in subclause (6) below or, at the Agent's option, by the then most recent Appraisal of Orderly Liquidation Value; (6) the Orderly Liquidation Value of the specific Domestic Rigs with respect to which the Borrower is requesting the Agent release its security interest and the Orderly Liquidation Value of all (or such lesser portion as the Agent, at it sole option, may elect) Domestic Rigs shall be determined by an Approved Appraiser prior to the completion of the proposed release thereof in accordance with Section 7.11(c) above; and (7) the Borrower shall provide the Agent with a certificate, in form and substance satisfactory to the Agent, representing and warranting that the conditions set forth in clauses (1) through (6) above have been met.

SECTION 8. Negative Covenants. The Borrower hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Revolving Loan Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then due and payable) incurred hereunder, are paid in full:

8.1. Changes in Business. The Borrower shall not, and shall not permit any Credit Party or any of its respective Subsidiaries to, engage in any business other than the businesses in which it is engaged in as of the Effective Date and activities incidental thereto, and similar or related businesses.

8.2. Consolidation, Merger, Sale or Purchase of Assets, etc. The Borrower shall not, and shall not permit any Credit Party or any of its respective Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than sales, transfers or other dispositions of Special Inventory, including sales of Special Inventory on consignment), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that the following shall be permitted:

          (a) the Credit Parties may, as lessee or lessor, enter into operating leases in the ordinary course of business with respect to real or personal property other than Rigs and Rig Accessories;

          (b) the advances, investments and loans permitted pursuant to Section 8.5;

          (c) the Credit Parties may, in the ordinary course of business, license, as licensor or licensee, patents, trademarks, copyrights and know-how to third Persons and to one another, so long as any such license by the Credit Party in its capacity as licensor is permitted to be assigned pursuant to the Security Agreement (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Credit Party pursuant to the Security Agreement in the intellectual property covered by such license;

          (d) any Credit Party may transfer assets to the Borrower without any liabilities relating thereto, as long as the security interests granted to the Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

          (e) "inactive" or "shell" Subsidiaries which do not have material assets or material liabilities may be dissolved and liquidated;

          (f) the Borrower may sell specific Rigs and Rig Accessories having an Orderly Liquidation Value of up to $75,000,000 in the aggregate during the term of this Agreement provided that all of the conditions specified in Section 7.15 to the Agent's release of its Liens therein have been satisfied by the Borrower to the satisfaction of the Agent in connection therewith;

          (g) the Borrower may sell or exchange specific Rigs or Rig Accessories, so long as (i) the proceeds of each such sale or exchange is used (or contractually committed to be used) to acquire (and results within sixty (60) days of such sale or exchange in the acquisition of) replacement Rigs and/or Rigs Accessories which are the functional equivalent of the Rig or Rig Accessories so sold or exchanged and (ii) the aggregate sales or exchanges do not exceed the limits set forth in Section 8.2(f). Notwithstanding the foregoing clause (ii), the Borrower may, in any consecutive twelve month period, effect such sales or exchanges of Rigs and Rig Accessories with an Orderly Liquidation Value of not more than $750,000 each or $1,500,000 in the aggregate, provided that the requirements of clause (g)(i) are met;

          (h) any Domestic Subsidiary of the Parent (other than the Borrower) may merge with and into, or be dissolved or liquidated into, the Parent so long as (i) the Parent is the surviving corporation of any such merger, dissolution or liquidation and (ii) the security interests granted to the Agent for the benefit of the Lenders pursuant to the Security Documents in the assets of such Domestic Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

          (i) any Domestic Subsidiary of the Parent (other than the Borrower) may merge with and into, or be dissolved or liquidated into, any Domestic Subsidiary of the Parent so long as (i) such Domestic Subsidiary is a Credit Party and is the surviving corporation of any such merger, dissolution or liquidation and (ii) the security interests granted to the Agent for the benefit of the Lender pursuant to the Security Documents in the assets of such Domestic Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

          (j) any Domestic Subsidiary of the Parent (other than Borrower) may transfer assets to the Parent or to any other Domestic Subsidiary of the Parent, so long as (i) such Subsidiary is a Credit Party and (ii) the security interests granted to the Agent for the benefit of the Lenders pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

          (k) real estate leases or real estate subleases may be granted by the Parent or any of its Subsidiaries to third Persons not interfering in any material respect with the business of the Parent or any of its Subsidiaries;

          (l) the assets of any foreign Subsidiary of the Parent may be transferred to the Parent or any of its Subsidiaries; and

          (m) sales of those assets listed on Annex XI hereto may occur.

8.3. Liens. The Borrower will not, and will not permit any Credit Party or any of its respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any item constituting Collateral except for the Lien of the Security Documents relating thereto, the Prior Liens applicable thereto and other Liens expressly permitted by such Security Documents. The Borrower will not, and will not permit any Credit Party or any of its respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of the Borrower, such Credit Party or such Subsidiary which does not constitute Collateral, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the following (collectively referred to as "Permitted Liens"):

          (a) inchoate Liens for taxes, assessments or governmental charges of levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

          (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business or in connection with any Capital Expenditure permitted by the terms of this Agreement and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's, storage and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Annex X, and extensions, renewals or related refinancings thereof, provided that such extensions, renewals or related refinancings pursuant to Section 8.4(b) (x) do not increase the obligations so secured and (y) do not apply to additional assets not subject to the lien being extended or renewed;

          (d) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.9;

          (e) Liens incurred or deposits made (x) in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); and (y) to secure the performance of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices;

          (f) licenses, leases or subleases granted to third Persons not interfering in any material respect with the business of the Borrower, any Credit Party or any of its respective Subsidiaries;

          (g) easements, zoning restrictions, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower, any Credit Party or any of its respective Subsidiaries;

          (h) Liens arising from precautionary UCC financing statements regarding operating leases permitted by this Agreement;

          (i) any interest or title of a licensor, lessor or sublessor under any license or lease permitted by this Agreement;

          (j) Liens created pursuant to Capital Leases permitted pursuant to
          Section 8.4(d);

          (k) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Initial Borrowing Date; provided that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.4(d);

          (l) Liens granted with respect to Indebtedness incurred pursuant to
          Section 8.4(g); provided that the collateral subject to such Lien is Cash or Cash Equivalents and does not have an aggregate value in excess of $250,000; and

          (m) Liens created in favor of BTCo and its Affiliates in an Account No. 248-39223-12 named "Grey Wolf, Inc." with BTCo's Affiliate, BT Alex. Brown Incorporated solely for the purpose of securing the obligations of Parent with respect to BTCo letters of credit outstanding on the date hereof in an amount equal to the lesser of $2,325,000 or the actual amount of reimbursement for which the Parent is obligated to make payment from time to time as the account party thereon (which letters of credit shall not be extended or amended).

8.4. Indebtedness. The Borrower will not, and will not permit any Credit Party or any of its respective Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Existing Indebtedness outstanding on the Effective Date and listed on Annex VIII, including any extensions, refinancings, replacements or restructurings thereof, provided that the then outstanding principal amount thereof is not increased nor the maturity thereof shortened;

          (c) Indebtedness under Interest Rate Protection Agreement and Other Hedging Agreements permitted by Section 8.5(d);

          (d) Capitalized Lease Obligations and Indebtedness of any Credit Party and its Subsidiaries incurred pursuant to purchase money Liens permitted under Section 8.3(k); provided that the sum of (x) the aggregate Capitalized Lease Obligations (excluding up to $3,500,000 at any time of Motor Vehicle Capitalized Lease Obligations) outstanding at any time plus (y) the aggregate principal amount of such purchase money Indebtedness (excluding therefrom any insurance premiums paid in monthly installments) outstanding at such time shall not exceed $500,000 (including Capital Lease Obligations referred to on Annex
          VIII);

          (e) Indebtedness constituting Intercompany Loans to the extent permitted by Section 8.5(g);

          (f) Indebtedness consisting of guaranties (x) by the Borrower of Indebtedness, leases and other contractual obligations permitted to be incurred by Subsidiaries of the Borrower that are Credit Parties and
          (y) by foreign Subsidiaries of the Borrower of Indebtedness, leases and other contractual obligations permitted to be incurred by the Borrower and its Subsidiaries;

          (g) third party letters of credit to support the workers' compensation obligations of the Borrower and its Domestic Subsidiaries in an aggregate face amount not to exceed $2,000,000 and only secured by Liens permitted pursuant to Section 8.3(l);

          (h) Indebtedness evidenced by (i) the Parent's Senior Notes due 2007 issued in 1997, in the aggregate principal amount of $175,000,000, and
          (ii) the Parent's Senior Notes due 2007 issued in 1998 in an aggregate principal amount of $75,000,000.

8.5. Advances, Investments and Loans. The Borrower will not, and will not permit any Credit Party or any of its respective Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash, Cash Equivalents (collectively, "Investments"), except:

          (a) the Borrower and its Subsidiaries may invest in Cash and Cash Equivalents;

          (b) the Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the Borrower or such Subsidiary;

          (c) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (d) Interest Rate Protection Agreements entered into to protect the Borrower against fluctuations in interest rates in respect of the Obligations and other Hedging Agreements;

          (e) advances, loans and investments in existence on the Effective Date and listed on Annex V shall be permitted, without giving effect to any additions thereto or replacements thereof (except those additions or replacements which are existing obligations as of the Effective Date but only to the extent such further obligations are described on such Annex V);

          (f) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases or other contractual arrangements shall be permitted;

          (g) the Parent may make intercompany loans and advances to any of its Subsidiaries that are Guarantors, and any Subsidiary of the Parent may make intercompany loans and advances to the Parent, the Borrower or any other Subsidiary of the Parent that is a Guarantor (collectively, "Intercompany Loans");

          (h) loans and advances by the Parent and its Subsidiaries to employees of the Parent and its Subsidiaries for moving and travel expenses and other similar expenses or in connection with stock purchases in each case incurred in the ordinary course of business and consistent with past practices shall be permitted in an aggregate principal amount not to exceed $500,000 at any one time outstanding; and

          (i) in addition to the advances and investments existing on the date hereof and disclosed to the Agent in writing prior to the date hereof, the Credit Parties may invest up to $1,250,000 in the aggregate in any fiscal year in Subsidiaries that are not Credit Parties (such that the aggregate investment shall not exceed $1,250,000 with respect to all such Subsidiaries in any such fiscal year).

8.6. Dividends, etc. The Borrower will not, and will not permit any Credit Party or any of its respective Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of the Parent or any Subsidiary subject to the Security Documents) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem (other than a redemption of up to $306,000 of the Series A Stock), retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights (other than such rights as are granted only to employees as compensation for their employment) in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and the Borrower will not permit any Credit Party or any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of any Credit Party or any Subsidiary of any Credit Party now or hereafter outstanding (or any options or warrants or such stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends", it being understood that the payments made in accordance with the clauses contained in the proviso of Section 8.7 shall not be deemed to be Dividends), except that any Subsidiary of the Parent may pay Dividends to the Parent or any Wholly-Owned Subsidiary of the Parent.

8.7. Transactions with Affiliates. The Borrower will not, and will not permit any Credit Party or any of its respective Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower, such Credit Party or such Subsidiary as would be reasonably expected to be obtainable by the Borrower, Credit Party or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted: (i) transactions between or among the Borrower and its Subsidiaries to the extent that such transactions are otherwise specifically permitted under this Agreement, (ii) all transactions between or among the Credit Parties and
(iii) all immaterial transactions with Affiliates.

8.8. Minimum Value of Domestic Rigs. The Borrower will not permit the Orderly Liquidation Value of its Qualified Domestic Rigs (including Domestic Rigs stored in inventory) and Mobile Rigs in which the Agent for the benefit of the Lenders has a first priority perfected security interest and Lien under the Security Documents and which are subject to no other Lien to be less than $150,000,000 at any time (based upon the Orderly Liquidation Value thereof as set forth in the then most recent Appraisal of Orderly Liquidation Value provided to or obtained by the Agent).

8.9. Certain Financial Covenants. At any and every time during which Total Available Liquidity is less than $25,000,000, and continuing thereafter in each such instance until the beginning of the fiscal quarter which next follows first full fiscal quarter thereafter during which Total Available Liquidity at all times during such fiscal quarter exceeds $25,000,000, the Borrower shall comply with the following:

          (a) Minimum Net Worth. The Borrower will not permit the Consolidated Tangible Net Worth of the Parent and its Subsidiaries on the last day each March, June, September and December of each year, commencing on December 31, 1998, to be less on any such date than the sum of (i) the Consolidated Tangible Net Worth of the Parent and its Subsidiaries on the last day of the fiscal year immediately prior to the fiscal year of the determination date, minus (ii) (A) $7,500,000 if the determination date is the last day of March, (B) $15,000,000 if the determination date is the last day of June, (C) $22,500,000 if the determination date is the last day of October, and (D) $30,000,000 if the determination date is the last day of December, minus (iii) non-cash writedowns in accordance with GAAP.

          (b) Debt Service Coverage Ratio. The Borrower will not permit the Debt Service Coverage Ratio for the trailing twelve month period ending on the last day of each month to be less than 1.0:1.0.

8.10. Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc. The Borrower will not, and will not permit any Credit Party or any of its respective Subsidiaries to:

          (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Indebtedness, including any Existing Indebtedness;

          (ii) amend or modify in any material respect or in any manner adverse to the Borrower or the Lenders, or permit such an amendment or modification of, any provision of the Existing Indebtedness;

          (iii) amend, modify or change in any way adverse to the interests of the Lenders, its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws; and

          (iv) issue any class of capital stock other than common stock.

8.11. Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any Credit Party or any of its respective Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective (other than pursuant to the Credit Documents) any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by any Credit Party or any Subsidiary of any Credit Party, or pay any Indebtedness owed to any Credit Party or any Subsidiary of any Credit Party, (b) make loans or advances to any Credit Party or Subsidiary of any Credit Party or (c) transfer any of its properties or assets to any Credit Party or any Subsidiary of any Credit Party, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) the Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Credit Party or any Subsidiary of any Credit Party, (iv) customary provisions restricting assignment of any licensing agreement entered into by any Credit Party or a Subsidiary of any Credit Party in the ordinary course of business, (v) customary provisions restricting the transfer of assets pursuant to Liens permitted under
Section 8.3(j), (k), (l), or (m), or (vi) the Indentures.

8.12. Limitation on the Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the each Credit Party will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary.

SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

9.1. Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for two or more

Business Days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document;

9.2. Representations, etc. Any representation, warranty or statement made by any Credit Party in any Credit Document or in any statement or certificate delivered pursuant thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

9.3. Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.3,
7.14 and 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.1, 9.2 or clause (a) of this Section 9.3) contained in this Agreement and such default shall continue unremedied to the satisfaction of the Agent for a period of twenty (20) days from the date of such default; or

9.4. Default Under Other Agreements. (a) Any Credit Party or any of its Subsidiaries shall (i) default in any payment on or with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of any Credit Party or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section 9.4 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, exceeds $350,000 at any one time; or

9.5. Bankruptcy, etc. Any Credit Party or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Credit Party or any of its Subsidiaries and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Credit Party or any of its Subsidiaries; or any Credit Party or any of its

Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Credit Party or any of its Subsidiaries; or there is commenced against any Credit Party or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or any Credit Party or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Credit Party or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Credit Party or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by any Credit Party or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

9.6. ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan or a Foreign Pension Plan has not been timely made, any Credit Party or any Subsidiary of any Credit Party or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(2), 4971, 4975 or 4980 of the Code, or any Credit Party or any Subsidiary of any Credit Party has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees and other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of imposition of a lien, granting of a security interest or incurring a liability; and (c) which lien, security interest or liability which arises from such event or events is reasonably likely to have a Material Adverse Effect; or

9.7. Security Documents. (a) Any Security Document shall cease to be in full force and effect, or shall cease to give the Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Agent with respect to any portion of the Collateral which is not de minimis, or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of any such Security Document; or

9.8. Guarantees. The Guarantees or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such

Guarantor shall deny or disaffirm such Guarantor's obligations under any Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

9.9. Judgments. One or more judgments or decrees shall be entered against any Credit Party or any of its Subsidiaries involving a liability (to the extent not paid or not fully covered (which coverage has not been denied) by insurance) in excess of $350,000 for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

9.10. Ownership. A Change of Control Event shall have occurred;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent may (and shall, upon the written request of the Required Lenders), by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent or any Lender to enforce its claims against any Guarantor or the Borrower, except as otherwise specifically provided for in this Agreement (provided that if an Event of Default specified in Section 9.5 shall occur with respect to the Borrower the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Lender shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as the Agent (or direct the Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrower to pay (and the Borrower hereby agree upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.5, to pay) to the Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (vi) forthwith terminate the rights of any or all of the Credit Parties, among other things, to make advances, investments and loans under Sections 8.5(g) and 8.5(i).

SECTION 10. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

"Additional Collateral" shall have the meaning provided in Section 7.11(c).

"Additional Insured" shall have the meaning provided in Section 7.3(b) above.

"Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

"Agent" shall mean CITBC and shall include any successor appointed pursuant to
Section 11.10.

"Agreement" shall mean this Loan Agreement, as the same may be from time to time modified, amended and/or supplemented.

"Anniversary Date" shall mean each anniversary date of the date hereof and the same date in every year thereafter so long as the Agreement remains in effect.

"Applicable Base Rate Margin" and "Applicable Eurodollar Margin" shall mean, at any time following the date upon which consolidated financial results for four full fiscal quarters are provided pursuant to Section 7.1, the applicable percentage set forth below opposite the applicable Debt Service Ratio:

Debt Service Coverage Ratio                    Eurodollar Loans     Base Rate Loans
Less than or equal to 1.1 to 1.0                    3.50%                1.50%
Greater than 1.1 to 1.0 but less than or            2.50%                1.00%
equal to 1.5 to 1.0
Greater than 1.5 to 1.0 but less than or            2.25%                0.75%
equal to 2.0 to 1.0
Greater than 2.0 to 1.0                             1.75%                0.25%

Notwithstanding the foregoing: (i) The Applicable Base Rate Margin and the Applicable Eurodollar Margin during the period from the Initial Borrowing Date to but excluding the first Anniversary Date shall be the (x) Prime Lending Rate plus one percent (1%) and (y) the Eurodollar Rate plus two and one-half percent (2.50%), respectively; (ii) For purposes of the Credit Documents, the Applicable Base Rate Margin and the Applicable Eurodollar Margin shall never be less than
(x) one-fourth of one percent (0.25%) and (y) one and three-quarters percent (1.75%), respectively.

"Appraisal of Fair Market Value" shall mean a formal written appraisal by an Approved Appraiser establishing Fair Market Value of an asset or property as set forth in a report by such Approved Appraiser delivered to the Agent, which appraisal and report shall be in form and substance acceptable to the Agent. The values in such appraisal shall be determined by using the market data approach. The market data approach is that approach to value where recent sales and/or offering prices of similar assets or property are analyzed to arrive at an indication of the most probable selling price for the asset or property being appraised.

"Appraisal of Orderly Liquidation Value" shall mean a formal written appraisal by an Approved Appraiser establishing Orderly Liquidation Value of an asset or property as set forth in a report by such Approved Appraiser delivered to the Agent, which appraisal and report shall be in form and substance acceptable to the Agent.

"Approved Appraiser" shall mean M.E.L. Valuations, Inc. and Hadco International, Inc. or any other appraiser acceptable to the Agent.

"Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person of any asset (including, without limitation, any capital stock or other securities of another Person, but excluding the sale by such Person of its own capital stock) of the Borrower or such Subsidiary other than (i) sales, transfers or other dispositions of Special Inventory, (ii) sales of assets pursuant to Section 8.2(f) and (g) and (iii) sales of those assets listed on Annex XI hereto.

"Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

"Authorized Officer" shall mean any senior officer of a Credit Party designated as such in writing to the Agent by a Credit Party to the extent reasonably acceptable to the Agent.

"Availability" shall mean at any time the excess of (a) the lesser of (i) the Revolving Loan Commitment, or (ii) 50% of the Orderly Liquidation Value (with Orderly Liquidation Value being based upon the then most recent Appraisal of Orderly Liquidation Value) of the Qualified Domestic Rigs and Mobile Rigs (subject to a first priority perfected security interest and Lien under the Security Documents) of Borrower in which the Agent for the benefit of the Lenders has a first priority perfected security interest and Lien and which are not subject to any other Lien, over (b) the sum of (i) the outstanding aggregate amount of all Obligations, including without limitation, all Obligations with respect to Revolving Loans and Letter of Credit Outstandings and (ii) the Availability Reserve.

"Availability Reserve" shall mean the sum of (a) three (3) months rental payments on all of the Borrower's leased premises for which the Borrower has not delivered to the Agent a landlord's waiver (in form and substance satisfactory to Agent in the exercise of its reasonable business judgment), provided that such amount shall be adjusted from time to time hereafter upon (i) delivery to the Agent of any such acceptable waiver, (ii) the opening or closing of a Collateral storage location and/or (iii) any change in rental payment and/or storage charge and (b) an amount equal to any and all past due storage charges with respect to all warehouse locations at which Collateral may be located, provided that the Borrower shall promptly advise the Agent of all such amounts and, upon request by the Agent, provide a report to the Agent with respect thereto, and (c) such other reserves as the Agent determines are appropriate.

"Bankruptcy Code" shall have the meaning provided in Section 9.5.

"Base Rate" at any time shall mean the higher of (x) the Prime Lending Rate and
(y) the rate which is 1/2 of 1% in excess of the Federal Funds Rate.

"Base Rate Loan" shall mean each Loan bearing interest at the rates provided in
Section 1.8(a).

"Borrower" shall have the meanings provided in the first paragraph of this Agreement.

"Borrowing" shall mean and include the borrowing of one Type of Revolving Loan from all of the Lenders on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

"BTCo" shall mean Bankers Trust Company.

"Business Day" shall mean (i) for all purposes other than as covered by clause
(ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

"Capital Expenditure," shall mean, with respect to any Person, all expenditures by such Person which should be added to fixed assets account on the consolidated balance sheet of such Person in accordance with GAAP, including all such expenditures with respect to plant, property or equipment (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP).

"Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person.

"Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Parent or any of its Subsidiaries in each case taken at the amount thereof that should be accounted for as liabilities in accordance with GAAP.

"Cash" shall mean U.S. dollars.

"Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and banker acceptances of (x) any Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank or Lender, an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition, (iii) commercial paper issued by any Approved Lender or by the parent company of any Approved Lender and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, as the case may be, and in each case maturing within twelve months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition having one of the two highest ratings obtainable from either S&P or Moody's, (v) any repurchase agreement entered into with any Approved Lender which is secured by any obligation of the type described in any of clauses (i) through (iii) and
(vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

"Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any of its Subsidiaries from such Asset Sale.

"Change of Control Event" shall mean (a) the Parent shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in the capital stock of the Borrower or International or (b) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Effective Date) shall have (A) acquired beneficial ownership of 30% or more on a fully diluted basis of the voting and/or economic interest in the Parent's capital stock or (B) obtained the power (whether or not exercised) to elect a majority of the Parent's directors or (c) the Board of Directors of the Parent shall cease to consist of a majority of Continuing Directors.

"Chase Bank" shall mean The Chase Manhattan Bank (or its successor).

"CITBC" shall mean The CIT Group/Business Credit, Inc., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and ruling issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

"Collateral" shall mean all collateral under the Security Documents, including all of the Pledged Collateral and Pledged Securities.

"Collateral Management Fee" shall have the meaning provided in Section 3.1(c).

"Commitment Fee" shall have the meaning provided in Section 3.1(a).

"Consolidated Adjusted EBITDA" shall mean, for any period, the sum of (a) Consolidated EBITDA for such period minus (b) the amount set forth below which corresponds to the fiscal year of the Parent in which the date of determination of Consolidated Adjusted EBITDA occurs:

        Fiscal Year                       Amount
            1999                        $4,600,000
            2000                        $5,700,000
            2001                        $5,700,000
            2002                        $6,200,000

"Consolidated Adjusted Tangible Assets" shall mean all assets of the Parent and its Subsidiaries on a consolidated basis except: (i) any surplus resulting from any write-up of assets subsequent to September 30, 1998; (ii) deferred assets, other than prepaid insurance and prepaid taxes; (iii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (iv) goodwill, including any amounts, however designated on a Consolidated balance sheet of a Person or its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person; (v) Restricted Investments; (vi) unamortized debt discount and expense; (vii) assets located and notes and receivables due from obligors outside of the United States of America; and
(viii) Accounts, notes and other receivables due from Affiliates or employees.

"Consolidated Adjusted Tangible Net Worth" shall mean, at any date of determination, a sum equal to (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Consolidated Adjusted Tangible Assets of the Parent and its Subsidiaries on a consolidated basis would be shown on a balance sheet at such date in accordance with GAAP, minus (ii) the amount at which the liabilities (other than capital stock, redeemable preferred stock and surplus) of the Parent and its Subsidiaries on a consolidated basis would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities.

"Consolidated Debt Service" means the sum of the interest expense (excluding amortization of deferred loan costs), dividends, income taxes paid in cash, principal payments on long-term debt (not including Revolving Loans) and principal payments on Capitalized Lease Obligations of the Parent and its Subsidiaries on a consolidated basis.

"Consolidated EBITDA" shall mean, for any period, Consolidated Net Income of the Parent and its Subsidiaries determined on a consolidated basis, before total interest expense and provisions for taxes based on income, whether paid or deferred, adjusted by adding thereto the amount of all depreciation expense and amortization expense.

"Consolidated Net Income" shall mean, for any period, the net income (or loss), after provisions for income taxes (other than with respect to net income taxes attributable to items that are excluded from the calculation of Consolidated Net Income in the period), of the Parent and its Subsidiaries on a consolidated basis for such period taken as a single accounting period in conformity with GAAP but excluding in any event (a) any extraordinary gains (net of extraordinary losses) but with giving effect to gains or losses from sales of assets sold in the ordinary course of business; (b) net earnings of any Person (other than a consolidated Subsidiary that is a Guarantor) in which the Parent or any consolidated Subsidiary has an ownership interest unless such net earnings shall have actually been received by a Credit Party in the United States of America in the form of cash distributions; (c) any portion of the net earnings of any consolidated Subsidiary which is unavailable for payment of dividends to the Parent or any other consolidated Subsidiary by reason of the provisions of any agreement or applicable law or regulation (including, without limitation, those agreements referred to in the exceptions set forth in Section 8.13); (d) earnings resulting from any reappraisal, revaluation or write-up (or non-cash writedown) of assets; (e) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries; (f) the aggregate net gain (or loss) during such period arising from the revaluation (but not sale) of readily marketable securities; and (g) the income (or loss) from discontinued operations.

"Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligations of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

"Continuing Directors" shall mean the directors of the Parent on the Initial Borrowing Date and each other director if such director's nomination for the election to the Board of Directors of the Parent is recommended by a majority of the then Continuing Directors.

"Credit Documents" shall mean this Agreement, each of the Notes and each Security Document.

"Credit Event" shall mean the making of a Loan or the issuance of a Letter of Credit.

"Credit Party" shall mean the Borrower and each Guarantor.

"Debt Service Coverage Ratio" shall mean, for any period of determination, the ratio of (a) the Consolidated Adjusted EBITDA of the Parent and its Subsidiaries for such period to (b) to Consolidated Debt Service of the Parent and its Subsidiaries for such period.

"Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

"Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

"Depository Account" shall have the meaning provided in Section 6.23.

"Dividends" shall have the meaning provided in Section 8.7.

"Domestic Rig Utilization Rate" shall mean, for any period of determination, the daily mean average (expressed as a percentage) of the quotient of (a) the total number of

Rigs which are owned by the Borrower which the Borrower is operating under drilling contracts at customers' working job sites located in the contiguous 48 states of the United States of America on each day during such period, divided by (b) the total number of Rigs which are owned by Borrower wherever located on each day during such period [(other than Inventoried Rigs)].

"Domestic Rigs" shall mean Rigs owned by the Borrower which are located in the 48 contiguous states of the United States of America.

"Domestic Subsidiary" shall mean each Subsidiary of the Parent incorporated or organized in the United States or any State or territory thereof.

"Early Termination Date" shall have the meaning provided in Section 4.1.

"Early Termination Fee" shall (i) mean the fee the Agent is entitled to charge the Borrower in the event that the Borrower voluntarily terminates the Revolving Credit Commitment set forth in this Agreement on a date prior to the fourth Anniversary Date; and (ii) be equal to (w) to $350,000 if the Early Termination Date occurs prior to one (1) year after the Effective Date, (x) $250,000 if the Early Termination Date occurs on or after one (1) year after the Effective Date but prior to two (2) years after the Effective Date, (y) $150,000 if the Early Termination Date occurs on or after two (2) years from the Effective Date but prior to three (3) years from the Effective Date, and (z) $100,000 if the Early Termination Date occurs on and after three (3) years from the Effective Date but prior to four (4) years after the Effective Date.

"Effective Date" shall have the meaning provided in Section 12.10.

"Eligible Transferee" shall mean a commercial bank, financial institution or other institutional "accredited investor" (as defined in Regulation D of the Securities Act).

"Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance, deficiency, liability or violation, investigations or proceedings relating in any way to any violation or liability (or alleged violation or liability) by Credit Party or any of its Subsidiaries under any Environmental Law (hereafter "Claims") or any permit, license or other authorization issued to any Credit Party or any of its Subsidiaries under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, remedial, corrective, response or other actions or damages pursuant to any Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

"Environmental Law" shall mean any foreign, federal, state or local policy, statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to the environment or Hazardous Materials, or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

"ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) of the Code or (to the extent required by operation of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA) Section 414(m) or (o) of the Code.

"Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.8(b).

"Eurodollar Processing Fee" shall have the meaning provided in Section 3.1(f).

"Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/16 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by Chase Bank for U.S. dollar deposits of amounts in same day funds generally comparable to the aggregate principal amount of the Eurodollar Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

"Event of Default" shall have the meaning provided in Section 9.

"Existing Indebtedness" shall have the meaning provided in Section 6.22.

"Existing Indebtedness Agreements" shall have the meaning provided in Section 5.14.

"Existing Letters of Credit" shall have the meaning provided in Section 6.22.

"Fair Market Value" shall mean with respect to any asset, at any date of determination, the amount of Net Proceeds which could be expected upon a sale by a willing and informed seller to a willing and informed buyer, both exercising prudent judgment and not acting with undue haste.

"Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Lender of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

"Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 3.1.

"Final Maturity Date" shall mean January 14, 2003, provided that, unless otherwise terminated in accordance with this Agreement, such date shall be automatically extended to (but excluding) the next following Anniversary Date in 2004 and thereafter from Anniversary Date to (but excluding) the next following Anniversary Date, until the Credit Documents are terminated on any Anniversary Date upon sixty (60) days prior written notice from the Agent to the Borrower.

"GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8 and the definition of Interest Reduction Discount, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.7(a).

"Guaranteed Creditors" shall mean and include each of the Agent, the Lenders and the Letter of Credit Issuer (and their respective successors, transferees and assigns).

"Guaranteed Obligations" shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Borrower to each Lender, and Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including, without limitation, obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower or any Guarantor to such Lender, the Agent now existing or hereafter incurred under, arising out of or in connection with any Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in each of the Credit Documents by the Borrower.

"Guarantees" shall mean the guarantees contained in Section 13.

"Guarantor" shall mean, individually, the Parent Guarantor and/or each Subsidiary Guarantor.

"Guarantors" shall mean, collectively, the Parent Guarantor and the Subsidiary Guarantors.

"Hazardous Materials" shall mean (a) any petrochemical or petroleum products or wastes (including crude oil or any fraction thereof), radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any Environmental Law.

"Idled Rig" shall mean a working and crewed Rig which is capable of working but is not operating at a customer's working job site.

"Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed; provided, however, that in the event that the liability of such first Person is non-recourse to such Person and is recourse only to specified assets of such Person, the amount of Indebtedness attributed thereto shall not exceed the greater of the market value of such assets or the book value of such assets,
(v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations under Interest Rate Protection Agreements and Other Hedging Agreements and (viii) all Contingent Obligations of such Person; provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising and payable in the ordinary course of business and consistent with past practice and in no event 120 days past the invoice date (so long as so paid in the ordinary course of business and consistent with past practice).

"Indentures" shall mean (i) that certain Indenture dated as of May 8, 1998, as supplemented as of the date hereof, among Parent and certain of its Subsidiaries which constitute Guarantors and Chase Bank of Texas, National Association as trustee (the "Indenture Trustee") and (ii) that certain Indenture dated as of June 27, 1997, as supplemented as of the date hereof, among Parent and certain of its Subsidiaries which constitute Guarantors the Indenture Trustee (each as in effect on the date hereof).

"Initial Borrowing Date" shall mean the date upon which the initial Borrowing of Loans occurs.

"Intercompany Loan" shall have the meaning provided in Section 8.5(g).

"Interest Period," with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.9.

"Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

"Inventoried Rigs" shall mean Rigs which are not currently capable of working without substantial capital investment.

"L/C Supportable Indebtedness" shall mean (i) obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Agent and the Letter of Credit Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

"Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

"Lender" shall have the meaning provided in the first paragraph of this Agreement.

"Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.4(c) or (ii) a Lender having notified the Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.1(a) or 2.4(c), in the case of either clause (i) or
(ii) above as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

"Letter of Credit" shall have the meaning provided in Section 2.1(a).

"Letter of Credit Fees" shall have the meaning provided in Section 3.1(b).

"Letter of Credit Issuer" shall mean such issuing bank as may be designated by the Agent from time to time.

"Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

"Letter of Credit Request" shall have the meaning provided in Section 2.2(a).

"Letter of Credit Sublimit" shall mean $10,000,000.

"Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

"Loan" shall mean each Revolving Loan.

"Loan Facility Fee" shall have the meaning provided in Section 3.1(e).

"Margin Stock" shall have the meaning provided in Regulation U.

"Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries, taken as a whole and after giving effect to the initial Loan hereunder.

"Minimum Borrowing Amount" shall mean (a) for Base Rate Loans, $1 and (b) for Eurodollar Loans, $1,000,000.

"Mobile Rigs" shall mean Rigs and Rig Accessories which are attached or affixed to, or comprise an integral part of a vehicle, trailer or carrier.

"Monthly Payment Date" shall mean the last Business Day of each calendar month.

"Moody's" shall mean Moody's Investors Service, Inc.

"Motor Vehicle Capitalized Lease Obligations" shall mean Capitalized Lease Obligations with respect to Capital Leases of motor vehicles.

"Multiemployer Plan" shall mean a Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

"Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (a) cash expenses of sale (including, without limitation, brokerage fees, if any, transfer taxes and payment of principal, premium and interest of Indebtedness other than the Loans required to be repaid as a result of such Asset Sale), (b) all foreign, federal, state and local taxes to the extent payable as a direct consequence of any such Asset Sale and (c) deduction of reasonable amounts, determined in accordance with GAAP, required to be provided by the seller as a reserve against any liabilities retained by the seller associated with such assets after such Asset Sale, including, without limitation, any indemnification, pension and other post-employment benefit liabilities, workers compensation liabilities, liabilities associated with retiree benefits and liabilities relating to environmental matters, except and until such reserves are reversed, in which case the amount of such reversal shall constitute Net Cash Proceeds.

"Non-Defaulting Lender" shall mean each Lender other than a Defaulting Lender.

"Note" shall mean each Revolving Note.

"Notice of Borrowing" shall have the meaning provided in Section 1.3(a).

"Notice of Conversion" shall have the meaning provided in Section 1.6.

"Notice Office" shall mean the office of CITBC located at 5420 LBJ Freeway, Suite 200, Dallas, Texas 75240 or such other office as the CITBC may designate to the Borrower and the Lenders from time to time.

"Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent, or any Lender pursuant to the terms of any Credit Document.

"Orderly Liquidation Value" shall mean, at any date of determination, with respect to any Rigs the value that obtains from a private sale thereof on an "as is and where is" basis where such sale is properly advertised and conducted under current market conditions, by a professional equipment appraiser (which may include an Approved Appraiser) with relevant marketing and merchandising expertise. In the absence of an actual sale, such value shall have the meaning customarily determined by appropriate appraisal methodologies in the equipment appraisal industry at the time of the valuation, less the estimated marshaling, stacking, reconditioning and sale expenses designed to maximize the resale value of such Rigs as determined by an Approved Appraiser. Such value shall be determined based on the then physical condition and location (i.e., "as is and where is") of such Rigs, and their useful life and remaining useful life. An Approved Appraiser's valuation, in the absence of a sale, may be made with or without physical inspection, at the Agent's discretion, and except as otherwise provided in this Agreement such valuation as set forth in the then most recent Appraisal of Orderly Liquidation shall apply with respect to determinations of Orderly Liquidation Value under this Agreement.

"Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect the Borrower and its Subsidiaries against fluctuations in currency values.

"Parent Common Stock" shall have the meaning provided in Section 6.14.

"Parent Guarantor" shall mean the Parent, as a guarantor of the Guaranteed Obligations, executing a Parent Guarantor Guarantee.

"Parent Guarantor Guarantee" shall mean the Guarantee contained in Section 13 hereof as it relates to the Parent.

"Participant" shall have the meaning provided in Section 2.4(a)(i).

"Payment Office" shall mean the office of CITBC located at 5420 LBJ Freeway, Suite 200, Dallas, Texas 75240 or such other office as CITBC may designate to the Borrower and the Lenders from time to time.

"PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

"Percentage" shall mean, at any time for each Lender, the percentage obtained by dividing such Lender's Revolving Loan Commitment at such time by the Total Revolving Loan Commitment then in effect; provided that if the Total Revolving Loan Commitment has been terminated, the Percentage of each Lender shall be determined by dividing such Lender's Revolving Loan Commitment as in effect immediately prior to such termination by the Total Revolving Loan Commitment as in effect immediately prior to such termination.

"Permitted Liens" shall have the meaning provided in Section 8.3.

"Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company or partnership, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

"Plan" shall mean any multiemployer plan or single-employer plan as defined in
Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower, any of its Subsidiaries or any ERISA Affiliate and each such plan for the five calendar year period immediately following the latest date on which the Borrower, any of its Subsidiaries or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan or any such plan as to which the Borrower, any of its Subsidiaries or any ERISA Affiliate may have any liability, provided, however, the term "Plan" shall not include any Foreign Pension Plan.

"Pledge Agreement" shall have the meaning provided in Section 5.11(a) and shall include any additional pledge agreement executed by any Credit Party or any of its Subsidiaries pursuant to Section 7.11.

"Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreements.

"Pledged Collateral" shall have the meaning assigned to such term in the Security Agreements.

"Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreements.

"Prime Lending Rate" shall mean the rate which Chase Bank announces from time to time as its prime lending rate at its principal office in New York City, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Chase Bank may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

"Prior Liens" shall mean Liens which, pursuant to the provisions of any Security Document, are or may be superior to the Lien of such Security Document and have been disclosed by the Borrower to the Agent in writing prior to the date hereof.

"Qualified Domestic Rigs" shall mean Domestic Rigs other than Mobile Rigs.

"Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

"Register" shall have the meaning provided in Section 7.12.

"Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

"Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

"Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

"Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

"Replaced Lender" shall have the meaning provided in Section 1.13.

"Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30- day notice requirement has not been waived by the PBGC by regulation.

"Required Lenders" shall mean collectively (and not individually) Non-Defaulting Lenders the sum of whose Revolving Loan Commitments (or, if after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans and Letter of Credit Outstandings) constitute greater than 66-2/3% of the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of Defaulting Lenders (or, if after the Total Revolving Loan Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Lenders and Letter of Credit Outstandings at such time).

"Returns" shall have the meaning provided in Section 6.21.

"Revolving Loan" shall have the meaning provided in Section 1.1(a).

"Revolving Loan Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time pursuant to Section 3.2, Section 3.3, Section 9 and/or the definition of "Total Revolving Loan Commitment."

"Revolving Note" shall have the meaning provided in Section 1.5(a).

"Rig Accessories" shall mean pumps, drilling equipment, machinery, equipment and parts.

"Rig(s)" shall mean all land-based drilling and workover rigs owned by the Borrower, together with all Rig Accessories which are installed on or affixed to such Rig.

"SEC" shall mean the Securities and Exchange Commission or any successor thereto.

"Section 4.4(b)(ii) Certificate" shall have the meaning provided in Section 4.4(b)(ii).

"Secured Creditors" shall have the meaning provided in the Security Documents.

"Security Agreement" shall have the meaning provided in Section 5.11(b) and shall include any additional security agreement executed by any Credit Party or any of its Subsidiaries pursuant to Section 7.11, and any security agreement which grants a Lien in patents, trademarks, copyrights and other intellectual property.

"Security Documents" shall mean and include the Security Agreements and the Pledge Agreements.

"Series A Stock" shall have the meaning provided in Section 6.14.

"Special Inventory" shall mean damaged or consumed parts inventory other than Rigs or Rig Accessories that may be sold by a Credit Party only in the ordinary course of its business. Such inventory shall consist of drill string, drill collars and related parts (other than Rigs and Rig Accessories) and shall be replaced with like inventory in good working order and condition in the ordinary course of such Credit Party's business.

"S&P" shall mean Standard & Poors' Ratings Service.

"Stacked Rigs" shall mean Rigs capable or working but which are stored and have no crews.

"Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

"Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity (other than a corporation) in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

"Subsidiary Guarantee" shall mean the Guarantee contained in Section 13 hereof as it relates to each Subsidiary Guarantor.

"Subsidiary Guarantor" shall mean each of Energy, International, Perfensa, Holdings, GWLLC and Murco and each other Subsidiary of the Parent or the Borrower that may from time to time execute a Subsidiary Guarantee.

"Taxes" shall have the meaning provided in Section 4.4.

"Total Available Liquidity" shall mean, at any date of measurement, the sum of the Borrower's (i) Cash and Cash Equivalents (excluding Cash or Cash Equivalents pledged to secure letters of credit or otherwise restricted or encumbered in any way) plus (ii) an amount equal to (a) Availability minus (b) the sum of (I) the aggregate outstanding principal amount of Revolving Loans at such date plus (II) the aggregate amount of all Letter of Credit Outstandings at such date.

"Total Loss" shall mean in respect of a Rig (i) the actual or constructive or compromised or arranged total loss of such Rig; or (ii) the requisition for title or other compulsory acquisition of such Rig otherwise than by requisition for rental; or (iii) the seizure, attachment, detention or confiscation of such Rig by any government or by Persons acting or purporting to act on behalf of any government unless such Rig is released from such seizure, attachment, detention or confiscation within thirty (30) days of the occurrence thereof. A Total Loss shall be deemed to have occurred (a) in the event of an actual total loss of a Rig, on the date of such loss, (b) in the event of damage to a Rig which results in a constructive or compromised or arranged total loss of such Rig, on the date of the occurrence of the event giving rise to such damage, or (c) in the case of any event referred to in clauses (ii) or (iii) above, on the date of the occurrence of such event. In the event of any Total Loss of a Rig, the Borrower shall given written or telegraphic notice to the Agent not later than two (2) days after a Authorized Officer of the Borrower has actual knowledge of such occurrence.

"Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Lenders it being understood that the Total Revolving Loan Commitment as of the Effective Date shall be $50,000,000.

"Total Revolving Outstandings" shall mean, at any time, the sum of (i) the aggregate principal amount of all Revolving Loans outstanding at such time and
(ii) the aggregate amount of all Letter of Credit Outstandings at such time.

"Total Unutilized Revolving Loan Commitment" shall mean, at any time, (i) the Total Revolving Loan Commitment at such time less (ii) Total Revolving Outstandings at such time.

"Type" shall mean any type of Revolving Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

"UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

"Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

"Unpaid Drawing" shall have the meaning provided in Section 2.3(a).

"Unutilized Revolving Loan Commitment" with respect to any Lender at any time shall mean such Lender's Revolving Loan Commitment at such time less the sum of
(i) the aggregate then outstanding principal amount of all Revolving Loans made by such Lender and (ii) such Lender's Percentage of the then Letter of Credit Outstandings.

"U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

"Working Rig" means a working and crewed Rig, which is operating at a customer's working job site.

"Written" (whether lower or upper case) or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, or telegraph or cable.

SECTION 11.       The Agent.

11.1. Appointment. Each Lender hereby irrevocably designates and appoints CITBC as the Agent of such Lender (such term to include for purposes of this Section 11, CITBC acting as Agent) to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes CITBC as the Agent to take such action on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto. Without limiting the foregoing, the Agent shall have the rights to endorse checks, transfer funds, make demands, give notices, exercise or refrain from exercising any rights, and to take or refrain from taking action, (including, without limitation, the release and substitution of Pledged Collateral) as are necessary or desirable under the Security Documents and the other Credit Documents and otherwise as directed by the majority in interest of the Lenders from time to time. The Agent agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in any Credit Document, the Agent shall not have any duties or responsibilities, except those expressly set forth in the Credit Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise (including by operation of law) to exist against the Agent. The provisions of this Section 11 are solely for the benefit of the Agent and the Lenders, and neither any Credit Party nor any of its Subsidiaries or Affiliates shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as the agent of the Lenders; and the Agent do not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party or any of its Subsidiaries or Affiliates.

11.2. Delegation of Duties. The Agent may execute any of its duties under any Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be

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responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by either of them with reasonable care except to the extent otherwise required by Section 11.3.

11.3. Exculpatory Provisions. Neither the Agent nor any of its Affiliates or any of its officers, directors, employees, agents or attorneys-in-fact shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person in its capacity as Agent under or in connection with any Credit Document (except to the extent found to have resulted from such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Party, any of its Subsidiaries or any of their respective officers contained in any Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, any Credit Document or for any failure of any Credit Party or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or condition of, any Credit Document, or to inspect the properties, books or records of any Credit Party or any of its Subsidiaries. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of any Credit Party or any of its Subsidiaries to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

11.4. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Credit Party or any of its Subsidiaries), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless is shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

11.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent have actually received notice from a Lender or any Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receive such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable in the best interests of the Lenders.

11.6. Nonreliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither of the Agent nor any of their Affiliates nor any of their respective officers, directors, employees, agents or attorneys-in-fact have made any representations or warranties to them and that no act by the Agent hereinafter taken, including any review of the affairs of any Credit Party or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent or any such other Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any such other Person or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of any Credit Party and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any such other Person or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of any Credit Party and its Subsidiaries. The Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of any Credit Party or any of its Subsidiaries which may come into the possession of the Agent or any of their Affiliates or any of their officers, directors, employees, agents or attorneys-in-fact.

11.7. Indemnification. The Lenders agree to indemnify the Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Lenders at such time (with such "percentages" to be determined as if there are no Defaulting Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of any Credit Document, or any documents contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by any Credit Party or any of its Subsidiaries; provided that no Lender shall be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent found to have resulted solely from the gross negligence or willful misconduct of such Agent. To the extent any Lender would be required to indemnify the Agent pursuant to the immediately preceding sentence but for the fact that it is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any portion of any payment or other distribution hereunder (including, without limitation, as to principal of or interest on any Loans) until each other Lender shall have been reimbursed for the excess, if any, of the aggregate amount paid by such Lender under this Section 11.7 over the aggregate amount such Lender would have been obligated to pay had such first Lender not been a Defaulting Lender. If any indemnity furnished to the Agent for any purpose shall, in the opinion of such Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.7 shall survive the payment of all Obligations.

11.8. Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party and its Subsidiaries and Affiliates as though the Agent were not an Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent and the terms "Lender" and "Lenders" shall include each of the Agent in its individual capacity.

11.9. Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

11.10. Resignation of the Agent; Successor Agent. The Agent may resign as the Agent upon 60 days' notice to the Lenders and the Borrower. Upon the resignation the Agent, the Required Lenders shall appoint from among the Lenders a successor Agent which is a bank or a trust company for the Lenders subject to prior approval by the Borrower (such approval not to be unreasonably withheld, provided that such approval shall not be required if a Default or an Event of Default then exists), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, as the case may be, and the term "Agent" or "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's or Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of the Agent hereunder, the provisions of this
Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

SECTION 12.       Miscellaneous.

12.1. Payment of Expenses, Etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of Patton Boggs LLP) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the Agent's syndication efforts with respect to this Agreement; (ii) pay all out-of-pocket costs and expenses of each of the Agent, each Letter of Credit Issuer and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after a Default or an Event of Default shall have occurred and be continuing, the protection of the rights of each of the Agent, each Letter of Credit Issuer and each of the Lenders thereunder (including, without limitation, the fees and disbursements of counsel for each of the Agent, for each Letter of Credit Issuer and for each of the Lenders); (iii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iv) indemnify each of the Agent, each Letter of Credit Issuer and each Lender and each of their Affiliates, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any such Person is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any such Person, or any third Person or otherwise) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any other transactions contemplated in any Credit Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent found to have been incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property or any Environmental Claim, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or


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other proceeding. The Agent acknowledges that it has received a $50,000 deposit from the Borrower, which deposit shall be applied as partial payment of the costs and expenses described in Section 12.1(i).

12.2. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Agent, each Letter of Credit Issuer and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or any other notice of any kind to any Credit Party or any of its Subsidiaries or any Guarantor or any other Person, any such notice, to the full extent permitted by applicable law, being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Agent, such Letter of Credit Issuer or such Lender (including, without limitation, by branches and agencies of the Agent, such Letter of Credit Issuer and such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations of any Credit Party to the Agent, such Letter of Credit Issuer or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of any Credit Party purchased by such Lender pursuant to Section 12.6(b), and all other claims of any nature or description arising out of or connected with any Credit Document, irrespective of whether or not such Agent, such Letter of Credit Issuer or such Lender shall have made any demand hereunder and although said Obligations shall be contingent or unmatured.

12.3. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Lender, at its address specified for such Lender on Annex II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

12.4. Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, neither the Borrower nor any other Credit Party may assign or transfer any of its rights, obligations or interest under any Credit Document without the prior written consent of the Lenders; and provided, further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Revolving Loan Commitment hereunder except as provided in Section 12.4(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder; and provided, further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of any Credit Document except to the extent such amendment or waiver would (i) extend the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees on Loans or Letters of Credit in which such participant is participating (except in connection with a waiver of applicability of any post- default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), or increase the amount of the participant's participation over the amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of their rights and obligations under this Agreement or
(iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans in which such participant is participating. In the case of any such participation, the participant shall not have any rights under any of the Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

(b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) to any Affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Revolving Loan Commitment (and related outstanding Obligations hereunder) to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement; provided that (i) at such time Annex I shall be deemed modified to reflect the Revolving Loan Commitments of such new Lender and of the existing Lenders, (ii) upon surrender of the old Revolving Notes, new Revolving Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender, such new Revolving Notes to be in conformity with the requirements of Section 1.5 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments, (iii) the consent of the Agent shall be required in connection with any such assignment pursuant to clause (y) of this Section 12.4(b) and (iv) the Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500; and provided, further, that such transfer or assignment will not be effective until recorded by the Agent on the Register pursuant to Section 7.12. To the extent of any assignment pursuant to this Section 12.4(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment. At the time of each assignment pursuant to this Section 12.4(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.4(b)(ii) Certificate) described in Section 4.4(b).

(c) Any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the other Loan Documents to any Federal Reserve Bank without notice to or consent of the Borrower. No such pledge or assignment shall release the transferor Lender from its obligations hereunder.

12.5. No Waiver; Remedies Cumulative. No failure or delay on the part of any party in exercising any right, power or privilege under any Credit Document and no course of dealing between any Credit Party and the Agent, or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, or the Lenders to any other or further action in any circumstances without notice or demand.

12.6. Payments Pro Rata. (a) The Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, determined in accordance with the terms of this Agreement, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

12.7. Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided that except as otherwise specifically provided herein, all computations determining compliance with Sections 3.3 and 8, including definitions used therein shall, (x) in each case, utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the 1997 financial statements delivered to the Lenders pursuant to Section 6.10(b).

(b) All computations of interest and Fees hereunder shall be based on the actual number of days elapsed over a year of 360 days (except for interest payable in respect of Base Rate Loans based on the Prime Lending Rate, which shall be computed on the bases of a 365/66 day year).

12.8. Governing Law; Submission to Jurisdiction; Venue. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND (EXCEPT AS OTHERWISE EXPRESSLY STATED THEREIN) THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to any Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each Credit Party hereby designates and irrevocably appoints and empowers C T Corporation System (the "Process Agent"), currently located at 1633 Broadway, New York, New York 10019 in each case as its authorized agent to accept, receive and acknowledge for and on behalf of each and its property service of any and all process which may be served in the State of New York and further agree that failure of such firm to give any one or more of the Credit Parties any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Credit Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Each Credit Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party, at its address for notices pursuant to Section 12.3, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced under any Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Agent, Agent, any Lender or the holder of any Note to serve process in any other manner permitted by applicable law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

(b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with any Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

12.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all of the parties hereto shall be lodged with the Borrower and the Agent.

12.10. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, each Guarantor, the Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at the Notice Office or, in the case of the Lenders, shall have given to the Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

12.11. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

12.12. Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders; provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees on any Loan or Letter of Credit thereon, or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Security

Documents) under all the Security Documents, or release any Guarantor (other than in connection with a sale otherwise permitted hereby), (iii) amend, modify or waive any provision of this Section 12.12, (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of their rights and obligations under this Agreement; provided, further, that no such change, waiver, discharge or termination shall
(w) increase the Revolving Loan Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Lender, and that an increase in the available portion of any Revolving Loan Commitment of any Lender shall not constitute an increase in the Revolving Loan Commitment of such Lender), (x) without the consent of CITBC, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (y) without the consent of the Agent, amend, modify or waive any provision of Section 11 as the same applies to the Agent or any other provision as the same relates to the rights or obligations of the Agent and (z) without the consent of the Agent, amend, modify or waive any provision relating to the rights or obligations of the Agent.

(b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described below, to replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each Replacement Lender consents to the proposed change, waiver, discharge or termination; but only if, in each such case, such Replacement Lender at the time of such action is acceptable to the Agent, provided that the Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to
Section 12.12(a).

12.13. Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 2.5, 4.4, 11.7 or 12.1, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

12.14. Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender; provided that the Borrower shall not be responsible for costs arising under
Section 1.10, 1.11, 2.5 or 4.4
resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Lender in the absence of such transfer.

12.15. Confidentiality. Each of the Lenders agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to Affiliates of such Lenders and their respective directors, employees, auditors, counsel or other professional advisors) any confidential information with respect to the Borrower or any of its Subsidiaries which is furnished pursuant to this Agreement; provided that any Lender may disclose any such information (a) that is or has become generally available to the public,
(b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal or other governmental regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or
(y) in connection with any request or requirement of any such regulatory body,
(c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any law, order, regulation or ruling applicable to such Lender, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender; provided that such prospective transferee, as a Lender, agrees to be bound by this Section 12.15 to the same extent as such Lender.

12.16. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

12.17 Final Agreement. THIS WRITTEN AGREEMENT AND THE OTHER DOCUMENTS REFERENCED HEREIN OR CONTEMPLATED HEREBY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

12.18 Savings Clause. It is the intent of the Borrower and the Agent to conform strictly to all applicable state and federal usury laws. All agreements between the Borrower and the Agent whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount contracted for, charged or received by the Agent for the use, forbearance, or detention of the money loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Obligations evidenced hereby which may be legally deemed to be for the use, forbearance or detention of money, exceed the maximum amount which the Borrower is legally entitled to contract for, charge or collect under applicable state or federal law. If from any circumstances whatsoever fulfillment of any provision hereof or of such other documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance the Agent shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness hereof and any other amounts due with respect to the Obligations evidenced hereby, but not to the payment of interest and if such amount which would be excess interest exceeds the Obligations and all other noninterest indebtedness described above, then such additional amount shall be refunded to the Borrower. In determining whether or not all sums paid or agreed to be paid by the Borrower for the use, forbearance or detention of the Obligations of the Borrower to the Agent, under any specific contingency, exceeds the maximum amount permitted by applicable law, the Borrower and the Agent shall to the maximum extent permitted under applicable law, (a) treat all Obligations as but a single extension of credit, (b) characterize any nonprincipal payment as an expense, fee or premium rather than as sums paid or agreed to be paid by the Borrower for the use, forbearance or detention of the Obligations of the Borrower to Agent, (c) exclude voluntary prepayments and the effect thereof, and
(d) amortize, prorate, allocate and spread in equal parts, the total amount of such sums paid or agreed to be paid by the Borrower for the use, forbearance or detention of the Obligations of the Borrower to Agent throughout the entire contemplated term of the Obligations so that the interest rate is uniform through the entire term of the Obligations. The terms and provisions of this paragraph shall control and supersede every other provision hereof and all other agreements between the Borrower and Agent.

12.19 Severability. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

12.20 SERVICE OF PROCESS. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

12.21 WAIVER OF CONSUMER RIGHTS. THE BORROWER AND EACH GUARANTOR HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT,
SECTION 17.41 ET. SEQ. BUSINESS & COMMERCIAL CODE, A LAW THAT GIVE CONSUMERS SPECIAL

RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF THE BORROWER'S AND EACH GUARANTOR'S OWN SELECTION, THE BORROWER AND EACH GUARANTOR VOLUNTARILY CONSENTS TO THIS WAIVER. THE BORROWER AND EACH GUARANTOR EXPRESSLY WARRANTS AND REPRESENTS THAT THE BORROWER AND EACH GUARANTOR (A) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO THE AGENT AND THE LENDERS, AND (B) HAS BE REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

SECTION 13.       Parent Guarantor Guarantee/Subsidiary Guarantees.

13.1. The Parent Guarantor Guarantee/Subsidiary Guarantees. (a) In order to induce the Agent and the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct and indirect benefits to be received by the Parent Guarantor from the proceeds of the Loans and the issuance of the Letters of Credit, the Parent Guarantor hereby agrees with the Lenders as follows: the Parent Guarantor hereby unconditionally and irrevocably, jointly and severally with all Guarantors from time to time, guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower and of each other Guarantor to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower and/or of each other Guarantor to the Guaranteed Creditors becomes due and payable hereunder, the Parent Guarantor, jointly and severally with all Guarantors from time to time, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses (including reasonable legal fees and expenses) which may be incurred by the Guaranteed Creditors in collecting or enforcing any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower or any Guarantor), then and in such event that Parent Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Parent Guarantor, notwithstanding any revocation of this Guarantee or any other instrument evidencing any liability of the Borrower, and each Guarantor shall be and remain jointly and severally liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. This is a guarantee of payment and not of collection.

(b) In order to induce the Agent and the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct and indirect benefits to be received by each Subsidiary Guarantor from the proceeds of the Loans and the


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issuance of the Letters of Credit, each Subsidiary Guarantor hereby agrees with the Lenders as follows: each Guarantor hereby unconditionally and irrevocably, jointly and severally with all Guarantors from time to time, guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower and of each other Guarantor to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower and/or of any other Guarantor to the Guaranteed Creditors becomes due and payable hereunder, each Subsidiary Guarantor, jointly and severally with all Guarantors from time to time, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses (including reasonable legal fees and expenses) which may be incurred by the Guaranteed Creditors in collecting or enforcing any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower or any Guarantor), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation of this Guarantee or any other instrument evidencing any liability of the Borrower, and each Guarantor shall be and remain jointly and severally liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. This is a guarantee of payment and not of collection. Anything contained in this Guarantee to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations and/or the grant of security interests in Collateral to secure its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor in respect of intercompany Indebtedness to the Borrower or other Affiliates of the Borrower (in the case of Subsidiary Guarantors) to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder, and after giving effect (x) to the direct and indirect benefits received by such Guarantor as a result of the Credit Documents and the Loans and (y) as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Subsidiary Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including, without limitation, any such right of contribution under Section 13.1(c)).


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(c) Guarantors under this Guarantee together desire to allocate among themselves in a fair and equitable manner their obligations arising under this Guarantee. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guarantee (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor's
Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guarantee in respect of the obligations guaranteed. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guarantee, determined as of such date in accordance with this Section 13.1; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Guarantor for purposes of this Section 13.1(c), any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guarantee (including, without limitation, in respect of this Section 13.1(c)) minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 13.1(c). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this
Section 13.1(c) shall not be construed in any way to limit the liability of any Guarantor hereunder.

13.2. Bankruptcy. Additionally, each Guarantor unconditionally and irrevocably, jointly and severally, guarantees the payment of any and all of the Guaranteed Obligations of the Borrower or any Guarantor to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 9.5, and unconditionally, and jointly and severally, promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

13.3. Nature of Liability. (a) The liability of each Guarantor hereunder is joint and several and exclusive and independent of any security for or other guarantee of the Guaranteed Obligations of the Borrower or any Guarantor whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guarantee, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guarantee or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor, to the extent permitted by applicable law, waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

(b) It is the desire and intent of each Guarantor and the Guaranteed Creditors that this Guarantee shall be enforced against each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Guarantor under this Guarantee shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of such Guarantor shall be deemed to be reduced and such Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

13.4. Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower are joined in any such action or actions. Each Guarantor waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to any Guarantor.

13.5. Authorization. Each Guarantor authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guarantee herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower, one or more of the Credit Parties or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of any Guarantor from its liabilities under this Guarantee.

13.6. Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

13.7. Subordination. Any of the indebtedness of the Borrower now or hereafter owing to any Guarantor is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to any Guarantor shall be collected, enforced and received by such Guarantor for the benefit of the Guaranteed Creditors and be paid over to the Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of any Guarantor under the other provisions of this Guarantee (other than the reduction of any such liability attributable to such payment). Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guarantee (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

13.8. Waiver. (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Agent, the Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. Each Guarantor waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security.

(b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guarantee, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each Guarantor assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

                [THE REMAINDER OF THIS PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address for all Credit Parties:        GREY WOLF DRILLING COMPANY L.P.,
10370 Richmond Avenue, Suite 600       as Borrower
Houston, Texas 77042
Telephone No.:  (713) 435-6100         By:  Grey Wolf Holdings Company,
Facsimile No.:  (713) 435-6171              its general partner


                                            By:
                                                 David W. Wehlmann
                                                 Senior Vice President and
                                                 Chief Financial Officer

                                       GREY WOLF, INC.,
                                       as Guarantor


                                       By:
                                            David W. Wehlmann
                                            Senior Vice President and
                                            Chief Financial Officer

                                       GREY WOLF HOLDINGS COMPANY,
                                       as Guarantor

                                       By:
                                            David W. Wehlmann
                                            Senior Vice President and
                                            Chief Financial Officer

                                       GREY WOLF LLC,
                                       as Guarantor

                                       By:
                                            David W. Wehlmann
                                            Senior Vice President and
                                            Chief Financial Officer

                                       DI ENERGY, INC.,
                                       as Guarantor

                                       By:
                                            David W. Wehlmann
                                            Senior Vice President and
                                            Chief Financial Officer

                                       GREY WOLF INTERNATIONAL, INC.,
                                       as Guarantor

                                       By:
                                            David W. Wehlmann
                                            Senior Vice President and
                                            Chief Financial Officer

                                       DI/PERFENSA, INC.,
                                       as Guarantor

                                       By:
                                            David W. Wehlmann
                                            Senior Vice President and
                                            Chief Financial Officer

                                       MURCO DRILLING CORP.,
                                       as Guarantor

                                       By:
                                            David W. Wehlmann
                                            Senior Vice President and
                                            Chief Financial Officer

if to CITBC, at:

The CIT Group/Business Credit, Inc.    THE CIT GROUP/BUSINESS CREDIT,
Two Lincoln Centre                     INC., as Agent
5420 LBJ Freeway, Suite 200
Dallas, Texas 75240                    By:
Attn:  Regional Credit Manager              Mr. Neal T. Legan
Fax No.:  (972) 455-1690                    Vice President and
                                            Regional Credit Manager

                                                                         ANNEX I

                         LIST OF LENDER AND COMMITMENTS

                                            Revolving
                                               Loan
              Lender                        Commitment
The CIT Group/Business Credit, Inc.         $50,000,000         (100%)
                                            -----------         -----

                                            -----------         -----

                                            -----------         -----

                                            -----------         -----
Total:                                      $50,000,000
                                            ===========

                                                                        ANNEX II
                                LENDER ADDRESSES

Lender                                 Address

The CIT Group/Business        5420 LBJ Freeway Dallas, Texas
Credit, Inc.                  Suite 200
                              Dallas, Texas  75240